Exhibit 10.2

Execution Version

Published CUSIP Numbers
Deal: 88160XAG3
Facility: 88160XAH1

CREDIT AGREEMENT
Dated as of January 29, 2016
among
TESORO LOGISTICS LP,
as the Borrower
BANK OF AMERICA, N.A.,
as Administrative Agent,
BARCLAYS BANK PLC, CITIBANK, N.A., JPMORGAN CHASE BANK, N.A., and WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agents,
BBVA COMPASS BANK, BNP PARIBAS, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, DEUTSCHE BANK AG, NEW YORK BRANCH, GOLDMAN SACHS BANK USA, MIZUHO BANK, LTD., ROYAL BANK OF CANADA, SUNTRUST BANK, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., TORONTO DOMINION (TEXAS) LLC, US BANK,
as Co-Documentation Agents,
and
The Other Lenders Party Hereto
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, BARCLAYS BANK PLC, CITIBANK, N.A., DEUTSCHE BANK AG, NEW YORK BRANCH, GOLDMAN SACHS BANK USA, J.P MORGAN SECURITIES LLC, MIZUHO BANK, LTD, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., TORONTO DOMINION (TEXAS) LLC, AND WELLS FARGO BANK SECURITIES LLC,
AS JOINT LEAD ARRANGERS
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, BARCLAYS BANK PLC, CITIBANK, N.A., J.P MORGAN SECURITIES LLC, AND WELLS FARGO BANK SECURITIES LLC,
AS JOINT BOOKRUNNERS

#5106635

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(continued)

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(continued)

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(continued)

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(continued)

SCHEDULES
1-A    Initial Terminals
1-B    Material Contracts
1-C    Mortgages and Deeds of Trust
1.01(A)    Guarantors
2.01    Commitments and Applicable Percentages
5.09    Environmental Matters
5.11    Certain Tax Information
5.13    Subsidiaries and Other Equity Investments; Loan Parties
7.01    Existing Liens
7.02    Existing Indebtedness
7.03    Existing Investments
7.09    Burdensome Agreements
10.02    Administrative Agent’s Office, Certain Addresses for Notices
EXHIBITS
Form of
A-1    Revolving Credit Loan Notice
A-2    [Reserved].
B-1    Note
B-2    [Reserved].
C    Compliance Certificate
D-1    Assignment and Assumption
D-2    Administrative Questionnaire
E    [Reserved].
F-1 – F-3    Forms of U.S. Tax Compliance Certificates

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CREDIT AGREEMENT
This CREDIT AGREEMENT (“Agreement”) is entered into as of January 29, 2016, among TESORO LOGISTICS LP, a Delaware limited partnership (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent.
PRELIMINARY STATEMENTS:
The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Acceptable Refinancing” means the retirement in full of the applicable Subject Existing Indebtedness, including the entire outstanding principal amount thereof and interest, fees, premiums, and other applicable amounts due with respect thereto pursuant to a refinancing with unsecured Indebtedness, the incurrence of which is permitted under Section 7.02(h).
“Acquisition” means the acquisition, directly or indirectly, by any Person of (a) at least a majority of the Equity Interests of another Person, (b) all or substantially all of the assets of another Person, (c) all or substantially all of a line of business or division of another Person, (in each case above (i) whether or not involving a merger or a consolidation with such other Person and (ii) whether in one transaction or a series of related transactions), or (d) any properties or assets the Acquisition Consideration for which exceeds, in an individual transaction, $30,000,000 (but in any case excluding any ordinary course capital expenditures of the Loan Parties or replacements of existing equipment, property or assets of the Loan Parties).
“Acquisition Consideration” means, in connection with any Acquisition, the total cash and noncash consideration (including the fair market value of all Equity Interests issued or transferred to the sellers thereof, earnouts and other contingent payment obligations to, and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Borrower and its Subsidiaries for such Acquisition; provided, that any contingent future payment shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP at the time of such sale to be established in respect thereof by the Borrower or any Subsidiary.
“Act” has the meaning specified in Section 10.18.
“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit D-2 or any other form approved by the Administrative Agent.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitments” means the Commitments (including Tranches thereof) of all the Lenders. As of the Closing Date, the Aggregate Commitments are $1,000,000,000.
“Agreement” means this Credit Agreement.
“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.16. If the commitment of each Lender to make Loans have been terminated pursuant to Section 8.02, or if the Commitments have expired, then the Applicable Percentage of each Lender in respect of the Aggregate Commitments shall be determined based on the Applicable Percentage of such Lender in respect of the Aggregate Commitments most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” and “Applicable Fee Rate” means (i) from the Closing Date to the date on which the Administrative Agent first receives a Compliance Certificate pursuant to Section 6.02(b), the applicable percentage per annum set forth below corresponding to Pricing Level 4 and, (ii) thereafter, prior to the Investment Grade Date, the applicable percentage per annum set forth below in the Leverage-Based Pricing Grid, determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b) or as otherwise provided below and (iii) on and following the Investment Grade Date, the applicable percentage per annum set forth below in the Ratings-Based Pricing Grid, determined by reference to the Borrower’s Debt Rating then in effect.
Leverage-Based Pricing Grid:

Pricing Level	Consolidated Leverage Ratio	Applicable Margin for Eurodollar Rate Loans	Applicable Margin for Base Rate Loans	Applicable Fee Rate
1	< 3.25	1.51%	0.51%	0.30%
2	> 3.25 but < 3.75	1.76%	0.76%	0.30%
3	> 3.75 but < 4.25	2.01%	1.01%	0.375%
4	> 4.25 but < 4.75	2.26%	1.26%	0.375%
5	> 4.75	2.51%	1.51%	0.50%

For purposes of the Leverage-Based Pricing Grid, any increase or decrease in the Applicable Rate or Applicable Fee Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the third Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with Section 6.02(b), then Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered.
Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).
Ratings-Based Pricing Grid:

Pricing Level	Ratings (Moody’s/S&P)	Applicable Margin for Eurodollar Rate Loans	Applicable Margin for Base Rate Loans	Applicable Fee Rate
1	> Baa1/BBB+	1.135%	0.135%	0.175%
2	> Baa2/BBB	1.26%	0.26%	0.20%
3	> Baa3/BBB-	1.51%	0.51%	0.25%
4	> Ba1/BB+	1.76%	0.76%	0.30%
5	< Ba1/BB+	2.01%	1.01%	0.375%

For purposes of the Ratings-Based Pricing Grid, (a) if the ratings are split, the lower of such ratings shall apply; provided, that if the lower rating is two or more levels below the higher rating, the rating next above the lower of the two shall apply; (b) if only one Rating Agency issues a rating, such rating shall apply; (c) if the rating established by Moody’s or S&P shall be changed, such change shall be effective as of the date on which it is first publicly announced by the applicable Rating Agency; and (d) if the Borrower does not have any Debt Rating, then Pricing Level 5 shall apply.
“Applicable Secured Indebtedness” has the meaning specified in Section 2.14(a).
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, Citibank, N.A., Deutsche Bank AG, New York Branch, Goldman Sachs Bank USA, J.P Morgan Securities LLC, Mizuho Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Toronto Dominion (Texas) LLC, and Wells Fargo Securities LLC, in their capacities as joint lead arrangers, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, Citibank, N.A., J.P Morgan Securities LLC, Wells Fargo Bank Securities LLC, in their capacities as joint bookrunners.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.
“Audited Financial Statements” means the combined consolidated statements of operations, partners equity (deficit) and cash flows of the Borrower, the Borrower’s Predecessors and its Subsidiaries for the fiscal year ended December 31, 2014, and the related consolidated statements of income or operations, partners’ capital, retained earnings and cash flows for such fiscal year of the Borrower, the Borrower’s Predecessors and its Subsidiaries, including the notes thereto.
“Availability Period” means the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Lender to make Revolving Credit Loans pursuant to Section 8.02.
“Available Cash” has the meaning set forth in the Borrower Partnership Agreement, as in effect on the Closing Date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank of America” means Bank of America, N.A. and its successors.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means a Revolving Credit Loan that bears interest based on the Base Rate.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower Partnership Agreement” means that certain First Amended and Restated Agreement of Limited Partnership of Tesoro Logistics LP dated as of April 26, 2011, among the General Partner, Tesoro, Tesoro Alaska, TRMC and the other limited partners party thereto.
“Borrower’s Predecessor” means the Borrower’s “Predecessor” as described in the 10-K of the Borrower most recently filed with the SEC as of the Closing Date.
“Business” means the ownership, operation, development and acquisition of Crude Oil, Refined Products and natural gas logistics assets.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.
“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.
“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Restricted Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents and other Liens permitted hereunder):
(a)    readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;
(b)    Dollar-denominated time deposits with, or Dollar-denominated insured certificates of deposit or Dollar-denominated bankers’ acceptances of, any commercial bank that (i) (A) is a Lender, or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System; (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition; and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;
(c)    commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof; and
(d)    Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Restricted Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.
“Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement, and (b) with respect to any Cash Management Agreement entered into before the Closing Date, is a Lender or Affiliate of a Lender on the Closing Date.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.
“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.
“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means any of the following events or conditions: (a) the General Partner shall cease to be the sole general partner of the Borrower; (b) Tesoro shall cease, directly or indirectly, to own and control legally and beneficially more than 50% of the Equity Interests in the General Partner; (c) the Borrower shall cease, directly or indirectly, to own and control legally and beneficially 100% of the Equity Interests in QEP Midstream GP; (d) the Borrower shall cease, directly or indirectly, to own and control legally and beneficially 100% of the Equity Interests of QEP Midstream; or (e) the Borrower shall cease, directly or indirectly, to own and control legally and beneficially all of the Equity Interests of Opco, Tesoro High Plains or any other Guarantor.
“Chevron Acquisition Agreement” means (i) that certain Asset Sale and Purchase Agreement dated as of December 6, 2012 by and between Northwest Terminalling Company and Opco and (ii) that certain Asset Sale and Purchase Agreement dated as of December 6, 2012 by and between Chevron Pipe Line Company and TLNP.
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.
“Collateral Agent” means Bank of America, in its capacity as collateral agent under the Intercreditor Agreement and the Security Documents, or any successor collateral agent appointed pursuant to Section 6.06 of the Intercreditor Agreement.
“Collateral Documents” means, collectively, the Security Agreement, the Intercreditor Agreement, the Mortgages, each of the mortgages, collateral assignments, Security Agreement Supplements, IP Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.
“Collateral Loss” means any loss, damage, destruction or other casualty to, or any condemnation of, any Collateral.

“Commercial Operation Date” means the date on which a Material Project is substantially complete and commercially operable.
“Commitment” means, as to each Lender, its obligation to make Revolving Credit Loans (and Tranches thereof) to the Borrower pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Common Units” means the common units and subordinated units representing limited partner interests in the Borrower.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Borrower and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income taxes payable, (iii) depreciation and amortization expense, (iv) any charges or expenses (other than depreciation or amortization expense) directly incurred in connection with any Acquisition or Disposition permitted by this Agreement, in an aggregate amount not to exceed 10% of Consolidated EBITDA (as shown on the consolidated financial statements of the Borrower and its Restricted Subsidiaries most recently delivered to the Administrative Agent in accordance with Section 6.01 but without giving effect to this clause (iv) in such calculation) for any Measurement Period, (v) to the extent not otherwise permitted to be capitalized, non-recurring costs and expenses for inspection, repairs, testing and monitoring until December 31, 2014 in connection with the Borrower’s acquisition of pipeline assets pursuant to the Chevron Acquisition Agreement and (vi) other expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (in each case of or by the Borrower and its Restricted Subsidiaries for such Measurement Period) and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits and (ii) all non-cash items increasing Consolidated Net Income (in each case of or by the Borrower and its Restricted Subsidiaries for such Measurement Period). Consolidated EBITDA shall be calculated for each Measurement Period, on a pro forma basis, after giving effect to, without duplication, any Acquisition, Disposition, Uncovered Collateral Loss, or designation of an Unrestricted Subsidiary as a Restricted Subsidiary or of a Restricted Subsidiary as an Unrestricted Subsidiary occurring during each period commencing on the first day of such period to and including the date of such transaction (the “Reference Period”) as if such Acquisition, Disposition, Uncovered Collateral Loss or designation and any related incurrence or repayment of Indebtedness occurred on the first day of the Reference Period. In making the calculation contemplated by the preceding sentence, Consolidated EBITDA generated or to be generated by such acquired, divested, designated, or damaged or condemned property or Person shall be determined in good faith by the Borrower based on reasonable assumptions; provided, however, that (A) such pro forma calculations shall also be reasonably acceptable to the Administrative Agent if such pro forma adjustments to Consolidated EBITDA exceed the lesser of (x) $100,000,000 for any one Acquisition or Disposition or Uncovered Collateral Loss, as applicable, and (y) thirty percent (30%) of the Consolidated EBITDA for the Borrower and its Restricted Subsidiaries on a consolidated basis prior to such adjustment and (B) no such pro forma adjustments shall be allowed unless, not less than thirty (30) days after the end of such period, the Administrative Agent shall have received such written documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent, supporting such pro forma adjustments. For purposes calculating the Consolidated Leverage Ratio, Consolidated Interest Coverage Ratio and Consolidated Senior Secured Leverage Ratio to determine Applicable Rate and compliance with Section 7.11, Consolidated EBITDA may include, at Borrower’s option, any Material Project EBITDA Adjustments.
“Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) all Attributable Indebtedness, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Restricted Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Restricted Subsidiary is a general partner or joint venturer, unless such Indebtedness is Non-Recourse Debt.
“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent (i) paid in cash or required to have been paid in cash and (ii) treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by the Borrower and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period.
“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Charges, in each case, of or by the Borrower and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period.
“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) the difference of (i) Consolidated Funded Indebtedness as of such date minus (ii) all cash and Cash

Equivalents held by the Borrower and its Restricted Subsidiaries as of such date (other than any restricted cash or restricted Cash Equivalents) on a consolidated basis to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period.
“Consolidated Net Income” means, at any date of determination, the net income (or loss) of the Borrower and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period as set forth on the Borrower’s financial statements most recently filed with the SEC on Form 10-K or Form 10-Q; provided that Consolidated Net Income shall exclude (a) extraordinary gains and extraordinary losses for such Measurement Period, (b) the net income of any Restricted Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Restricted Subsidiary during such Measurement Period, except that the Borrower’s equity in any net loss of any such Restricted Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income, (c) any non-cash gains or losses resulting from mark to market activity as a result of FASB ASC 815 and (d) any income (or loss) for such Measurement Period of any Person if such Person is not a Restricted Subsidiary, except that the Borrower’s equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Measurement Period to the Borrower or a Restricted Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Restricted Subsidiary, such Restricted Subsidiary is not precluded from further distributing such amount to the Borrower as described in clause (b) of this proviso).
“Consolidated Net Tangible Assets” means, at any date of determination, the aggregate amount of total assets of the Borrower and its Restricted Subsidiaries after deducting therefrom: (a) all current liabilities; and (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries for the most recently completed fiscal quarter, prepared in accordance with GAAP, less applicable reserves reflected in such balance sheet.
“Consolidated Senior Secured Indebtedness” means all Consolidated Funded Indebtedness that is secured by a Lien on any property or assets of the Borrower or any Restricted Subsidiary.
“Consolidated Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Senior Secured Indebtedness as of such date to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contributed Assets” means the assets contributed or otherwise transferred by a Contributing Affiliate to any Loan Party, whether prior to or after the Closing Date.
“Contributing Affiliates” means Tesoro, TRMC, Tesoro Alaska and any other Affiliate of Tesoro that contributes or otherwise transfers assets to any Loan Party, whether prior to or after the Closing Date.
“Contribution Agreement” means any Contribution, Conveyance and Assumption Agreement between or among one or more Contributing Affiliates and one or more Loan Parties with respect to Contributed Assets.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Extension” means a Revolving Credit Borrowing.
“Crude Oil” means the unrefined mixture of liquid hydrocarbons, of any grade or specific gravity, commonly known as petroleum or oil.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Debt Rating” means, as to each Rating Agency and on any day, the rating maintained by such Rating Agency on such day for senior, unsecured, non-credit enhanced long-term debt of the Borrower.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, unless cured or waived during any applicable grace or cure period, would be an Event of Default.
“Default Rate” means an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.
“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business

Days of the date when due, (b) has notified the Borrower, the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any comprehensive Sanction.
“Disclosed Litigation” has the meaning set forth in Section 5.06.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Distribution Payments” means any cash distribution or dividend by the Borrower on, or in respect of any retirement, purchase, redemption, or other acquisition of, any Equity Interests.
“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).
“Energy Policy Act” means the Energy Policy Act of 1992, Pub. L. No. 102-486, 106 Stat. 2776 (codified as amended in scattered sections of 15, 16, 25, 20, 42 U.S.C.).
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party, any of their respective Restricted Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination (provided, however, that debt securities that are or by their terms may be convertible or exchangeable into or for Equity Interests shall not constitute Equity Interests prior to conversion or exchange thereof).
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Sections 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; or (i) a failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.1
“Eurodollar Rate” means:
(a)    for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated and approved by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such
1    The EU Bail-In Legislation Schedule may be found at http://www.lma.eu.com/uploads/files/EU%20BAIL-IN%20LEGISLATION%20SCHEDULE%2022-Dec-2015%2010-46%20.pdf

Interest Period) with a term equivalent to such Interest Period and;
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day;
provided that to the extent a comparable or successor rate is used by the Administrative Agent in connection herewith, such rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; provided further that, if the LIBOR screen rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Eurodollar Rate Loan” means a Revolving Credit Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate”.
“Event of Default” has the meaning specified in Section 8.01.
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Insurance Proceeds” shall mean the proceeds of the following insurance claims: (i) in respect of business interruption claims to cover operating losses (including but not limited to loss of profits, operating expenses and other costs) of the Borrower in respect of which the relevant insurance claim was made; (ii) covering, and applied to, a third party claim; or (iii) other insurance claims as approved by the Administrative Agent in its sole discretion.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Subsidiary Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Subsidiary Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.19 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Subsidiary Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Subsidiary Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on or measured by its net income (however denominated), profits, or capital (however denominated), and franchise Taxes imposed on it, in each case, (i) as a result of such recipient being organized under the Laws of, or having its principal office located in or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction described in clause (a) above; (c) any backup withholding Tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii); (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any United States withholding Tax that is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 3.01(a)(ii); (e) any Taxes attributable to a recipient’s failure to comply with clause (B) of Section 3.01(e)(ii), and (f) any United States Federal Taxes imposed pursuant to FATCA.
“Existing Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of December 2, 2014, by and among the Borrower, the Administrative Agent and the lenders party thereto.
“Existing Senior Notes” means, collectively, (a) the Borrower’s and Tesoro Logistics Finance Corp.’s 6.125% senior notes due 2021 in an aggregate outstanding principal amount of $550,000,000, (b) the Borrower’s and Tesoro Logistics Finance Corp.’s 5.875% senior notes due 2020 in an aggregate outstanding principal amount of $469,727,000, (c) the Borrower’s and Tesoro Logistics Finance Corp.’s 5.50% senior notes due 2019 in an aggregate outstanding principal amount of $500,000,000 and (d) the Borrower’s and Tesoro Logistics Finance Corp.’s 6.25% senior notes due 2022 in an aggregate outstanding principal amount of $800,000,000.
“Extending Lenders” has the meaning specified in Section 2.17(d).
“Extended Loans” has the meaning specified in Section 2.17(a).
“Extended Loan Commitments” has the meaning specified in Section 2.17(a).
“Extension” has the meaning specified in Section 2.17(a).
“Extension Amendment” has the meaning specified in Section 2.17(d).
“Extension Offer” has the meaning specified in Section 2.17(a).
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements entered into by the United States that implement or modify the foregoing (so long as such modification is substantively comparable and not materially more onerous to comply with) (together with the portions of any law implementing such intergovernmental agreements).
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System,

as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent; provided further that, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letters” means (a) the fee letter agreement, dated December 22, 2015, among the Borrower, the Administrative Agent and the Arrangers and (b) the fee letter agreement, dated December 22, 2015, among the Borrower, the Administrative Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
“FERC” means the Federal Energy Regulatory Commission or any of its successors.
“Financial Officer” means the chief executive officer, chief financial officer, treasurer or controller of a Loan Party.
“Flood Hazard Property” shall mean any Material Real Property that is in an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards.
“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for Tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“FSHCO” means any Subsidiary that for U.S. federal income tax purposes is treated either as a partnership or as a disregarded entity if substantially all the assets of such Subsidiary comprise of equity interests (as determined for U.S. federal income tax purposes) in one or more (a) CFCs and/or (b) FSHCOs.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“General Partner” means Tesoro Logistics GP, LLC, a Delaware limited liability company.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, any (a) obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means, collectively, (a) the Subsidiaries of the Borrower listed on Schedule 1.01(A) and each other Restricted Subsidiary that is a Material Subsidiary of the Borrower that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.12 and (b) solely with respect to the payment and performance by each Specified Loan Party of its obligations under its Guaranty pursuant to Section 10.19 with respect to all Swap Obligations, the Borrower. For the avoidance of doubt, no CFC, FSHCO, or any Subsidiary that is disregarded for U.S. federal income tax purposes and that is held directly or indirectly by a CFC or FSHCO shall be a Guarantor.
“Guaranty” means the Guaranty made by the Guarantors in favor of, collectively, the Administrative Agent, the Lenders, the Hedge Banks, the Cash Management Banks, and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, together with each other guaranty and guaranty supplement delivered pursuant to Sections 4.01, 4.04 or 6.12.
“Hazardous Materials” means all substances, wastes or other pollutants identified as hazardous or toxic pursuant to any Environmental Law, including petroleum or petroleum distillates,

asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes.
“Hedge Bank” means any Person that, (a) at the time it enters into an interest rate Swap Contract that such Person reasonably believes is permitted under Article VII, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract and (b) with respect to any Swap Contract entered into before the Closing Date, is a Lender or an Affiliate of a Lender on the Closing Date.
“Immaterial Subsidiary”: means, subject to Section 6.12(e), any Restricted Subsidiary if and for so long as such Immaterial Subsidiary, together with all other Immaterial Subsidiaries, does not (a) have total assets at such time exceeding 5% of the total assets of the Borrower and its Restricted Subsidiaries, determined in accordance with GAAP or (b) generate more than 5% of Consolidated EBITDA for the most recently completed four fiscal quarter period, in each case as of the end of the fiscal quarter most recently ended and for which financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b).
“Impacted Loans” has the meaning specified in Section 3.03.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business that are (i) not unpaid for more than 90 days after the date on which such trade account payable was created or (ii) being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the applicable Person);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant,

right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.
“Indemnified Taxes” means Taxes (other than Excluded Taxes) imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document.
“Indemnitees” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Initial Terminals” means the Crude Oil, Refined Products and natural gas terminals, processing facilities and/or storage facilities owned by the Borrower or any of its Subsidiaries as of the Closing Date and described on Schedule 1-A.
“Insurance or Condemnation Proceeds” shall mean the proceeds of any insurance claim or condemnation event, except for Excluded Insurance Proceeds, received in connection with condemnation, damage or loss of the Borrower’s or its Restricted Subsidiaries’ assets.
“Intercreditor Agreement” means the Intercreditor Agreement dated as of the date hereof by and among the Borrower, the Collateral Agent, the Revolving Administrative Agent and the Administrative Agent.
“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.
“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Revolving Credit Loan Notice, or such other period that is twelve months or a period shorter than one month requested by the Borrower and consented to by all the Lenders; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan,

such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the Maturity Date.
“Interstate Commerce Act” means the body of law commonly known as the Interstate Commerce Act (codified at 49 U.S.C. App. §§ 1 et seq. (1988)).
“Investment” means, as to any Person, any direct or indirect Acquisition or investment by such Person in another Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Investment Grade Date” means the first date on which (a) one of the Rating Agencies maintains an Investment Grade Rating, and the other Rating Agency maintains a Debt Rating equal to or more favorable than BB+ (stable) or Ba1 (stable), as applicable, and (b) the Borrower notifies the Administrative Agent in writing of such Investment Grade Rating.
“Investment Grade Rating” means a Debt Rating equal to or more favorable than (i) Baa3 (stable) from Moody’s or (ii) BBB- (stable) from S&P.
“IP Security Agreement Supplements” means any Patent Security Agreement Supplement, Trademark Security Agreement Supplement and Copyright Security Agreement Supplement (as such terms are defined in the Security Agreement) executed by any Loan Party.
“IRS” means the United States Internal Revenue Service.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lender” has the meaning specified in the introductory paragraph hereto.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Credit Loan.
“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Collateral Documents and (e) the Fee Letters.
“Loan Parties” means, collectively, the Borrower and each Guarantor.
“Logistics Services Agreement” means that certain Secondment and Logistics Services Agreement dated as of July 1, 2014, by and among TRMC, Tesoro Companies, Tesoro Alaska, General Partner, Borrower, Opco, Tesoro High Plains, Tesoro Logistics Pipelines LLC, a Delaware limited liability company, TLNP and TAPC.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or financial condition of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Material Contract” means (a) the Logistics Services Agreement, the Omnibus Agreement, each Contribution Agreement, the agreements set forth on Schedule 1-B and each similar agreement and other material agreement between a Loan Party and a Contributing Affiliate entered into after the Closing Date relating to the use and operation of Contributed Assets, (b) any other agreement or instrument to which any Loan Party is a party relating to the acquisition of, or establishment of, assets having a fair market value in excess of $60,000,000 by any Loan Party and (c) any other material documents, agreements or instruments related to any of the foregoing (i) to which any Loan Party is a party, and (ii) which, if terminated or cancelled, could reasonably be expected to have a Material Adverse Effect.

“Material Project” means any capital construction or expansion project of a Borrower or its Restricted Subsidiaries, the aggregate capital cost or budgeted capital cost of which, in each case, including capital costs expended prior to the acquisition of any such project by a Borrower or its Restricted Subsidiaries, as the case may be, exceeds $25,000,000.00.
“Material Project EBITDA Adjustments” means, with respect to each Material Project (a) prior to the Commercial Operation Date of such Material Project (but including the fiscal quarter in which such Commercial Operation Date occurs) a percentage (based on the then-current completion percentage of such Material Project) of an amount to be approved by the Administrative Agent as the projected Consolidated EBITDA attributable to such Material Project for the first 12-month period following the scheduled Commercial Operation Date of such Material Project (such amount to be determined based on customer contracts relating to such Material Project, the creditworthiness of the other parties to such contracts, and projected revenues from such contracts less expenses related thereto, capital costs and expenses, scheduled Commercial Operation Date, oil and gas reserve and production estimates, commodity price assumptions and other factors deemed appropriate by the Administrative Agent) which may, at the Borrower’s option, be added to Consolidated EBITDA for the fiscal quarter in which construction or expansion of such Material Project commences and for each fiscal quarter thereafter until the Commercial Operation Date of such Material Project (including the fiscal quarter in which such Commercial Operation Date occurs, but without duplication of any actual Consolidated EBITDA attributable to such Material Project following such Commercial Operation Date); provided that if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date (as used in this Agreement, references to “scheduled Commercial Operation Date” mean the scheduled Commercial Operation Date as reflected in the request from the Borrower to the Administrative Agent for approval of the applicable Material Project EBITDA Adjustments), then the foregoing amount shall be reduced, for quarters ending after the scheduled Commercial Operation Date to (but excluding) the first full quarter after the actual Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the actual period of delay or then-estimated delay, whichever is longer): (i) 90 days or less, 0%, (ii) longer than 90 days, but not more than 180 days, 25%, (iii) longer than 180 days but not more than 270 days, 50%, (iv) longer than 270 days but not more than 365 days, 75%, and (v) longer than 365 days, 100%; and
(b)    beginning with the first full fiscal quarter following the Commercial Operation Date of a Material Project and for the two immediately succeeding fiscal quarters, an amount to be approved by the Administrative Agent as the projected Consolidated EBITDA attributable to such Material Project (determined in the same manner set forth in clause (A) above) for the balance of the four full fiscal quarter period following such Commercial Operation Date, which may, at the Parent Borrower’s option, be added to actual Consolidated EBITDA for such fiscal quarters, but without duplication of any actual Consolidated EBITDA attributable to such Material Project following such Commercial Operation Date.
Notwithstanding the foregoing:
(i)    no such additions shall be allowed with respect to any Material Project unless:

(A)    at least 20 days prior to the delivery of any Compliance Certificate (or such shorter time period as may be agreed by the Administrative Agent) to the extent Material Project EBITDA Adjustments will be made to Consolidated EBITDA in determining compliance with Section 7.11, the Borrower shall have delivered to the Administrative Agent written pro forma projections of Consolidated EBITDA attributable to such Material Project for the first full four fiscal quarter period following the scheduled Commercial Operation Date with respect to such Material Project, and
(B)    prior to the date any Compliance Certificate is required to be delivered, the Administrative Agent shall have approved (such approval not to be unreasonably withheld) such projections and shall have received current estimates as to Material Project completion percentage, the expected Commercial Operation Date, any known material delays with respect thereto, such other information and documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent, and
(ii)    the aggregate amount of all Material Project EBITDA Adjustments during any period shall be limited to 20% of the total actual Consolidated EBITDA for such period (which total actual Consolidated EBITDA shall be determined without including any Material Project EBITDA Adjustments or any adjustments for Acquisitions pursuant to the definition of Consolidated EBITDA).
“Material Real Property” means, as of any applicable date of determination, (a) the real property owned or leased by a Loan Party, or in which any Loan Party has a related easement or other related real property interest, on which any Terminal is located and (b) any other parcel or contiguous parcels of real property owned or leased by a Loan Party, or in which any Loan Party has a related easement or other related real property interest, that collectively have a fair market value of $10,000,000 or more. As used herein, “real property”, “easement” and “other real property interest” excludes rights of way, servitudes, easements or other real property interests with respect to any pumping station, pipeline or Pipeline Systems.
“Material Real Property Mortgage Deliverables” means, with respect to any Material Real Property:
(a)    a Mortgage with respect to such Material Real Property, except to the extent delivery of such Mortgage would result in a violation of a lease to which such Mortgage relates, in which case the provisions of part (d)(ii) of this definition shall apply;
(b)    evidence that counterparts of such Mortgage has been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem necessary or reasonably desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing, documentary, stamp, intangible and recording taxes and fees have been paid (or arrangements therefor satisfactory to the Administrative Agent have been made);

(c)    a fully paid American Land Title Association Lender’s Extended Coverage title insurance policy with respect to such Mortgage, with endorsements and in amounts acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgage to which it relates to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Encumbrances and other Liens permitted under the Loan Documents, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents, for mechanics’ and materialmen’s Liens and for zoning of the applicable property to the extent available in the jurisdiction in which such property is located) and such coinsurance and direct access reinsurance as the Administrative Agent may deem necessary or desirable;
(d)    (i) with respect to any Terminal or Material Real Property leased by a Loan Party from a Contributing Affiliate which owns fee title to the real estate on which such Terminal operates, estoppel and consent agreements executed by each of the lessors of the leased real properties, and, if applicable, any such lessor’s mortgagee, along with (A) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the owner of the affected real property, as lessor, or (B) evidence that the applicable lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary or desirable, in the Administrative Agent’s reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest, or (C) if such leasehold interest was acquired or subleased from the holder of a recorded leasehold interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form satisfactory to the Administrative Agent (the foregoing collectively referred to as the “Leasehold Deliverables”) and (ii) with respect to any other Terminal or Material Real Property, Borrower shall use its reasonable commercial efforts to deliver the foregoing Leasehold Deliverables and contemporaneously therewith shall deliver a Mortgage;
(e)    a favorable opinion of local counsel to the Loan Parties in the state in which such Material Real Property is located addressed to the Collateral Agent, the Administrative Agent and each Lender, as to the matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;
(f)    all existing Phase I environmental assessments and other audits, assessments, or reports relating to environmental conditions or compliance with Environmental Laws which have been previously conducted or other reports, in each case to the extent in the possession of the Borrower or to the extent existing and otherwise obtainable by the Borrower, as the Administrative Agent may reasonably require and the Administrative Agent shall be satisfied in its reasonable discretion with the condition of the properties of the Borrower and its Restricted Subsidiaries with respect to the Borrower’s and its Restricted Subsidiaries’ (or their respective predecessors’) compliance with Environmental Laws;
(g)    with respect to any Material Real Property that is a Flood Hazard Property, (i) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent (a) as to the fact that such Material Real Property is a Flood Hazard Property,

(b) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (c) such other flood hazard determination forms, notices and confirmations thereof as requested by the Administrative Agent and (ii) copies of insurance policies or certificates of insurance of the applicable Loan Party evidencing flood insurance reasonably satisfactory to the Administrative Agent and naming the Collateral Agent as loss payee on behalf of the Lenders.
“Materials” has the meaning specified in Section 6.02.
“Material Subsidiary”: any Domestic Subsidiary that is not an Immaterial Subsidiary.
“Maturity Date” means January 29, 2021; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day; provided further that, prior to the Investment Grade Date, if an Acceptable Refinancing has not been completed with respect to any Subject Existing Indebtedness by the date that is 91 days prior to the stated maturity of such Subject Existing Indebtedness (the date that is 91 days prior to the applicable stated maturity, the “Subject Maturity Date”), then, unless otherwise agreed by the Required Lenders in writing prior to such Subject Maturity Date, the Maturity Date shall be such Subject Maturity Date.
“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Borrower.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage” means a deed of trust, trust deed, deed to secure debt, mortgage, leasehold mortgage or leasehold deed of trust, as applicable, executed by a Loan Party in favor of the Collateral Agent for the benefit of the Secured Parties. The Mortgages existing as of the Closing Date are set forth on Schedule 1-C.
“MUFG Term Loan” means the $250 million term loan pursuant to the Term Loan Agreement, dated as of November 12, 2015, among the Borrower, MUFG Union Bank, N.A., as administrative agent and as a lender.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Extending Lenders” has the meaning specified in Section 2.17(d).
“Non-Recourse Debt” means Indebtedness: (a) as to which neither the Borrower nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (ii) is directly or indirectly liable as a guarantor or otherwise, in each case, other than a pledge of the Equity Interests of an Unrestricted Subsidiary that is an obligor on such Indebtedness; (b) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Borrower or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its maturity; and (c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Borrower or any of its Restricted Subsidiaries except as contemplated Section 7.01(n). For purposes of determining compliance with Section 7.02 hereof, in the event that any Non-Recourse Debt of any of TLLP’s Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Borrower.
“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Revolving Credit Loans made by such Lender, substantially in the form of Exhibit B-1.
“NPL” means the National Priorities List under CERCLA.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the Obligations shall exclude any Excluded Swap Obligations.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Omnibus Agreement” means that certain Third Amended and Restated Omnibus Agreement dated as of July 1, 2014, between Tesoro (on behalf of itself and certain of its Affiliates), TRMC, Tesoro Companies, Tesoro Alaska, the Borrower, and the General Partner.
“Opco” means Tesoro Logistics Operations LLC, a Delaware limited liability company.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan Document).
“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
“Outstanding Amount” means with respect to Revolving Credit Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans occurring on such date.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Encumbrances” has the meaning specified in the Mortgages.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Pipeline Systems” means, collectively, (a) the approximately 700 miles of Crude Oil pipelines located in North Dakota and Montana owned by the Borrower or any of its Restricted Subsidiaries, (b) the Utah Pipelines, and (c) any other gathering systems or pipelines owned by any Loan Party that are used in the Business, including in each case any gathering receipt, relay, and pump stations connected or relating to any of the foregoing.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 6.02.
“Pledged Equity” has the meaning specified in Section 1.3 of the Security Agreement.
“Public Lender” has the meaning specified in Section 6.02.
“QEP Midstream” means QEP Midstream Partners LP, a Delaware limited partnership.
“QEP Midstream GP” means QEP Midstream Partners GP, LLC, a Delaware limited liability company.
“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Rating Agency” means each of Moody’s and S&P.
“Refined Products” means gasoline, diesel fuel, jet fuel, liquid petroleum gases, asphalt and asphalt products, and other refined petroleum products.
“Register” has the meaning specified in Section 10.06(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means with respect to a Revolving Credit Borrowing, conversion or continuation of Revolving Credit Loans, a Revolving Credit Loan Notice.
“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings and (b) aggregate unused Commitments.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party or the General Partner acting on behalf of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party or the General Partner acting on behalf of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party or the General Partner acting on behalf of such Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party or the General Partner acting on behalf of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Restricted Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.
“Restricted Subsidiary” means any Subsidiary of the Borrower that has not been designated as an Unrestricted Subsidiary in accordance with the definition thereof.
“Revolving Administrative Agent” means Bank of America, as administrative agent under the Revolving Credit Agreement or any successor administrative agent thereunder.
“Revolving Credit Agreement” means the Third Amended and Restated Credit Agreement, dated as of the date hereof, among the Borrower, the lenders party thereto and the Revolving Administrative Agent.
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans.
“Revolving Credit Loan” has the meaning specified in Section 2.01.

“Revolving Credit Loan Notice” means a notice of (a) a Revolving Credit Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A-1 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Revolving Loan Documents” means the “Loan Documents” as defined in the Revolving Credit Agreement.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.
“Sanction(s)” means any economic or financial sanction or trade embargoes administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.
“Secured Hedge Agreement” means any interest rate Swap Contract permitted under Article VII that is entered into by and between any Loan Party and any Hedge Bank.
“Secured Parties” means, collectively, the Collateral Agent, the Administrative Agent, the Lenders, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, the “Secured Parties” as defined in the Revolving Loan Documents, the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents, and the “Secured Parties” as defined in the Intercreditor Agreement.
“Security Agreement” means that certain Second Amended and Restated Security Agreement, dated as of even date herewith, executed by each of the Loan Parties in favor of the Collateral Agent.
“Security Agreement Supplement” means a Supplement to the Security Agreement in the form attached as Annex I to the Security Agreement.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Acquisition” means any Acquisition made by the Borrower or any of its Restricted Subsidiaries in which the Acquisition Consideration therefor exceeds $50,000,000.
“Specified Acquisition Period” means, upon Borrower’s election pursuant to Section 6.02(i), (a) the fiscal quarter during which the Borrower or any of its Restricted Subsidiaries consummates a Specified Acquisition and (b) the two fiscal quarters immediately following the fiscal quarter described in clause (a); provided, however, that (i) no more than one Specified Acquisition Period may be in effect at any one time, (ii) no Specified Acquisition Period may become effective if the Borrower fails to timely elect such Specified Acquisition Period pursuant to the terms of Section 6.02(i), and (iii) no more than one Specified Acquisition Period may be elected with respect to any particular Specified Acquisition.
“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.19).
“State Pipeline Regulatory Agencies” means, collectively, the North Dakota Public Service Commission, the Montana Public Service Commission, the Public Service Commission of Utah, any similar Governmental Authorities in other jurisdictions, and any successor Governmental Authorities of any of the foregoing.
“Subject Existing Indebtedness” means the Existing Senior Notes due 2019, the Existing Senior Notes due 2020 and the MUFG Term Loan.
“Subject Maturity Date” has the meaning specified in the definition of “Maturity Date”.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“TAPC” means Tesoro Alaska Pipeline Company LLC, a Delaware limited liability company.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Terminals” means, collectively, (a) the Initial Terminals and (b) any other terminals (including truck and rail terminals), storage facilities, processing or other facilities or wharfage (including tankage and loading racks related thereto) owned or leased by any Loan Party that are used in the Business and which have a fair market value in excess of $30,000,000.
“Tesoro” means Tesoro Corporation, a Delaware corporation.
“Tesoro Alaska” means Tesoro Alaska Company LLC, a Delaware limited liability company.
“Tesoro Companies” means Tesoro Companies, Inc., a Delaware corporation.
“Tesoro Consent” means the Amended and Restated Consent and Agreement dated as of the date hereof among the Loan Parties.
“Tesoro High Plains” means Tesoro High Plains Pipeline Company LLC, a Delaware limited liability company.
“Threshold Amount” means $90,000,000.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans.
“TLNP” means Tesoro Logistics Northwest Pipeline LLC, a Delaware limited liability company.
“Tranche” means any Extended Loans that have terms and provisions that differ from those of the Revolving Loans outstanding on the date such Extended Loans are made.
“Transactions” means, collectively, (a) the initial Credit Extensions under this Agreement, (b) the effectiveness of the Revolving Credit Agreement and (c) the payment of fees, commissions and expenses in connection with the foregoing.
“TRMC” means Tesoro Refining & Marketing Company LLC, a Delaware limited liability company, f/k/a Tesoro Refining and Marketing Company, a Delaware corporation.
“TSPC” means Tesoro SoCal Pipeline Company LLC, a Delaware limited liability company.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Uncovered Collateral Loss” means a Collateral Loss to the extent that it is not offset (on a dollar-for-dollar basis) by independent third-party business interruption insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage.
“United States” and “U.S.” mean the United States of America.
“Unrestricted Subsidiary” means any Subsidiary of the Borrower formed or acquired after the Closing Date that is designated by the Board of Directors of the General Partner as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that: (a) such Subsidiary has no Indebtedness other than (i) Non-Recourse Debt and (ii) Indebtedness guaranteed by a Loan Party in accordance with Section 7.03 which would not cause violation of the financial covenants set forth in Section 7.11; (b) except as permitted by Section 7.08, such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary of the Borrower; (c) such Subsidiary is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; (d) such Subsidiary is not a Guarantor and has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Borrower or any of its Restricted Subsidiaries; (e) such designation complies with Section 6.17 and (f) such Subsidiary has not been redesignated as a Restricted Subsidiary under Section 6.17. Any designation of a Subsidiary of the Borrower as an Unrestricted Subsidiary will be evidenced to the Administrative Agent by an Officers’ Certificate certifying that such designation complied with the preceding conditions. As of the Closing Date, Three Rivers Gathering, L.L.C., Uintah Basin Field Services, LLC and Rendezvous Gas Services, L.L.C. are Unrestricted Subsidiaries.
“U.S. Loan Party” means any Loan Party that is organized under the laws of one of the states of the United States of America and that is not a CFC or FSHCO.
“Utah Pipelines” means, collectively, (a) the three short-haul Crude Oil supply pipelines located in Utah owned by the Borrower or any of its Subsidiaries, and (b) the two short-haul Refined Product delivery pipelines located in Utah owned by the Borrower or any of its Subsidiaries.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will”

shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03    Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements from which the Audited Financial Statements were prepared, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
(c)    Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
1.04    Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05     Times of Day; Rates. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).
The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.
1.06    [Reserved].
1.07    Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II and IX) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 1.07, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 10:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01    The Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
2.02    Borrowings, Conversions and Continuations of Loans. (a) Each Revolving Credit Borrowing, each conversion of Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (i) telephone, or (ii) a Revolving Credit Loan Notice; provided that any telephone notice must be confirmed immediately by delivery to the Administrative Agent of a Revolving Credit Loan Notice. Each such notice must be received by the Administrative Agent not later than noon (A) three Business Days prior to the requested date of any Revolving Credit Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (B) on the requested date of any Revolving Credit Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each Revolving Credit Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Revolving Credit Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Revolving Credit Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Revolving Credit Borrowing, a conversion of Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Revolving Credit Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Revolving Credit Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Revolving Credit Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Revolving Credit Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
(b)    Following receipt of a Revolving Credit Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Revolving Credit Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 2:00 p.m. on the Business Day specified in the applicable Revolving Credit Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Revolving Credit Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.
(c)    Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.
(d)    The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(e)    After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect with respect to Revolving Credit Loans.
2.03    [Reserved].
2.04    [Reserved].
2.05    Prepayments. (a) Optional. (i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Credit Loans in whole or in part without premium or penalty; provided that (A) such notice must be in a form reasonably acceptable to the Administrative Agent and be received by the Administrative Agent not later than noon (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.16, each such prepayment shall be applied to the Revolving Credit Loans of the Lenders in accordance with their respective Applicable Percentages.
(ii)    [Reserved].
(b)    Mandatory. If for any reason the Total Outstandings at any time exceed the Aggregate Commitments at such time (including, for the avoidance of doubt, as the result of the maturity of any Tranche of Revolving Commitments), the Borrower shall immediately prepay Revolving Credit Loans in an aggregate amount equal to such excess.
2.06    Termination or Reduction of Commitments. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than noon five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Aggregate Commitments under this Section 2.06. Upon any reduction of the Aggregate Commitments, the Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.
2.07    Repayment of Loans. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Revolving Credit Loans outstanding on such date.
2.08    Interest. (a) Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)    (i)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)    If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)    Upon the request of the Required Lenders, while any Event of Default under Section 8.01(a) or (f) exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iv)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.09    Fees.
(a)    Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to the Applicable Fee Rate times the actual daily amount by which the Aggregate Commitments exceed the Outstanding Amount of Revolving Credit Loans subject to adjustment as provided in Section 2.16. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Fee Rate separately for each period during such quarter that such Applicable Fee Rate was in effect.
(b)    Other Fees. (i) The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)    The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.10    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
(a)    All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)    If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in different pricing for such period, then (A) if the proper pricing for such period would have been higher, then the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period, and (B) if the proper pricing for such period would have been lower, the amount of any overpayment of interest and fees actually made shall, upon delivery of a certificate from a Responsible Officer of the Borrower to the Administrative Agent demonstrating the amount of such overpayment, be applied as a credit to all subsequent payments due from any Loan Party under any Loan Document to the Lenders that were party to this Agreement at the time of such overpayment, in accordance with each such Lender’s ratable share at the time of such overpayment, until the amount of such overpayment is eliminated. This paragraph shall not limit the rights of the Administrative Agent or any Lender, as the case may be, under Section 2.08(b) or under Article VIII. The Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.
2.11    Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)    [Reserved].
2.12    Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 1:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 1:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.
(b)    (i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Revolving Credit Borrowing of Eurodollar Rate Loans (or, in the case of any Revolving Credit Borrowing of Base Rate Loans, prior to 1:00 p.m. on the date of such Revolving Credit Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Revolving Credit Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Revolving Credit Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Revolving Credit Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative

Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Revolving Credit Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Revolving Credit Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Credit Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)    Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
2.13    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Revolving Credit Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:
(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

2.14    Increase in Commitments. (a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request increases in the Aggregate Commitments; provided that (i) any such request for an increase shall be in a minimum amount of $50,000,000 and (ii) no such increase shall be permitted if, after giving effect thereto, the Aggregate Commitments would exceed an amount that, when added to the principal amount of all other Indebtedness (including undrawn commitments therefor), other than Indebtedness under Swap Contracts, secured by the Collateral under the Loan Documents as permitted pursuant to Section 7.01(a) (collectively, the “Applicable Secured Indebtedness”), exceeds $2,100,000,000. At the time of sending such notice to the Administrative Agent, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).
(b)    Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.
(c)    Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, and subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.
(d)    Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Revolving Credit Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Revolving Credit Increase Effective Date.
(e)    Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Revolving Credit Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party or the General Partner acting on behalf of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (y) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (except to the extent such representation or warranty is already subject to a materiality qualifier, in which case such representation or warranty shall be true and correct in all respects) on and as of the Revolving Credit Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except to the extent such representation or warranty is already subject to a materiality qualifier, in which case such representation or warranty shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, (B) no Default exists or would result from such increase and (C) giving effect to such increase and any contemporaneous increase of any other Applicable Secured Indebtedness, the aggregate amount of Applicable Secured Indebtedness is less than or equal to $2,100,000,000. In addition, mortgage amendments and date-down endorsements reasonably requested by the Administrative Agent shall have been delivered and the items described in clause (g) of the definition of “Material Real Property Mortgage Deliverables” shall have been delivered to the extent applicable. The Borrower shall prepay any Revolving Credit Loans outstanding on the Revolving Credit Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.
(f)    Conflicting Provisions. This Section shall supersede any provisions in Sections 2.13 or 10.01 to the contrary.
2.15    [Reserved].
2.16    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01 and in the definition of “Required Lenders”.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)    No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    [Reserved].
(C)    With respect to any fee payable under Section 2.09(a) or (b), the Borrower shall not be required to pay the remaining amount of any such fee.
(iv)    [Reserved].
(v)    [Reserved].
(b)    Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.17    Extension of Maturity Date.
(a)    The Borrower may, by written notice to the Administrative Agent from time to time, request an extension of the Maturity Date (such extension, the “Extension” and such extended loans, the “Extended Loans”) and the Commitments (such commitments, the “Extended Loan Commitments”) to the extended maturity date specified in such notice. Such notice shall (i) set forth the amount of the applicable Tranche of Commitments that will be subject to the Extension (which shall be in minimum increments of $25,000,000 and a minimum amount of $300,000,000), (ii) set forth the date on which such Extension is requested to become effective (which shall be not less than fifteen (15) Business Days nor more than sixty (60) days after the date of such Extension notice (or such longer or shorter periods as the Administrative Agent shall agree in its sole discretion)) and (iii) identify the relevant Tranche of Commitments to which such Extension relates. Each Lender shall be offered (an “Extension Offer”) an opportunity to participate in such Extension on a pro rata basis and on the same terms and conditions as each other Lender pursuant to procedures established by, or reasonably acceptable to, the Administrative Agent and the Borrower. If the aggregate principal amount of Commitments in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Commitments, subject to the Extension Offer as set forth in the Extension notice, then the Commitments of Lenders of the applicable Tranche shall be extended ratably up to such maximum amount based on the respective principal amounts with respect to which such Lenders have accepted such Extension Offer.
(b)    The following shall be conditions precedent to the effectiveness of any Extension: (i) no Default or Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to such Extension, (ii) the representations and warranties (except to the extent such representation or warranty is already subject to a materiality qualifier, in which case such representation or warranty shall be true and correct in all respects) contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the date of such Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except to the extent such representation or warranty is already subject to a materiality qualifier, in which case such representation or warranty shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 2.17, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 and (iii) the terms of such Extension shall comply with paragraph (c) of this Section.
(c)    The terms of each Extension shall be determined by the Borrower and the applicable extending Lenders and set forth in an Extension Amendment (as defined below); provided that (i) the final maturity date of any Extended Loan shall be no earlier than the Maturity Date, (ii) there shall be no reductions of commitments under any Extension, (iii) the Extended Loans will rank pari passu in right of payment and with respect to security with the existing Loans and the borrower and guarantors of the Extended Loan Commitments shall be the same as the Borrower and Guarantors with respect to the existing Loans, (iv) the interest rate margin, rate floors, fees and premium applicable to any Extended Loan Commitments (and the Extended Loans thereunder) shall be determined by the Borrower and the applicable extending Lenders, (v) borrowing and prepayment of the Extended Loans, or reductions of Extended Loan Commitments shall be on a pro rata basis with the other Loans or Commitments (other than upon the maturity of the non-extended Loans and Commitments) and (vi) the terms of the Commitments made under the Extension shall be substantially identical to the terms set forth herein (except as set forth in clauses (i) through (v) above).
(d)    In connection with any Extension, the Borrower, the Administrative Agent and each applicable extending Lender (such Lenders providing Extended Loans, the “Extending Lenders” and such Lenders declining to provide such Extended Loans, the “Non-Extending Lenders”) shall execute and deliver to the Administrative Agent an amendment (an “Extension Amendment”) and a certificate of each Loan Party dated as of the date of such Extension (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party or the General Partner acting on behalf of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Extension, and (y) in the case of the Borrower, certifying that, before and after giving effect to such Extension, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (except to the extent such representation or warranty is already subject to a materiality qualifier, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of such Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except to the extent such representation or warranty is already subject to a materiality qualifier, in which case such representation or warranty shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 2.17, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default or Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to such Extension. In addition, the items described in clause (g) of the definition of “Material Real Property Deliverables” shall have been delivered to the extent applicable. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension. Any Extension Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to implement the terms of any such Extension, including any amendments necessary to establish Extended Loan Commitments as a new Tranche of Commitments and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Tranche (including to preserve the pro rata treatment of the extended and non-extended Tranches and to provide for the reallocation of Revolving Credit Exposure upon the expiration or termination of the commitments under any Tranche), in each case on terms consistent with this section.
(e)    Conflicting Provisions. This Section shall supersede any provisions in Sections 2.13 or 10.01 to the contrary.
ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes. (a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable Law be made free and clear of and without reduction or withholding for any Taxes. If, however, an applicable withholding agent is required by applicable Law to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Law as determined by such withholding agent.
(ii)    If an applicable withholding agent shall be required by applicable Law to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding Taxes, from or in respect of any sum payable hereunder or under any other Loan Document, then (A) the applicable withholding agent shall withhold or make such deductions, (B) such withholding agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)    Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law or, at the option of the Administrative Agent, timely reimburse it for the payment of any Other Taxes.
(c)    Tax Indemnifications. (i) Without limiting the provisions of subsection (a) or (b) above, the Borrower shall, and does hereby, indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrower or the Administrative Agent or paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(ii)    Without limiting the provisions of subsection (a) or (b) above, each Lender shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses and expenses (including the fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by any Governmental Authority (i) as a result of the failure by such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender to the Borrower or the Administrative Agent pursuant to subsection (e), (ii) attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register, (iii) with respect to any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document and (iv) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrower to do so). Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.
(d)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Law to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Status of Lenders; Tax Documentation. (i) Each Lender shall deliver to the Borrower and to the Administrative Agent, at the time or times prescribed by applicable Law or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (ii)(A), (ii)(B) and (iv) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon reasonable request of Borrower or the Administrative Agent) properly completed and executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and
(B)    each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding Tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(1)    properly completed and executed originals of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E (as applicable) claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(2)    properly completed and executed originals of Internal Revenue Service Form W-8ECI,
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) properly completed and executed originals of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E (as applicable), or
(4)    to the extent such Foreign Lender is not the beneficial owner, properly completed and executed originals of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, IRS Form W-8BEN Internal Revenue Service Form W-8BEN-E (as applicable), Internal Revenue Service Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-1 or Exhibit F-2, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-3 on behalf of each such direct and indirect partner.

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
(iii)    Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(iv)    If a payment made to a Lender hereunder or under any Loan Document would be subject to United States Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (e.g., because the Revolving Credit Loans are not treated as grandfathered obligations under FATCA), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower and the Administrative Agent, such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment.
(v)    For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of the Agreement, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).”
(f)    Treatment of Certain Refunds. Unless required by applicable Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower pursuant to this paragraph (f) the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.
(g)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other payments or amounts owing by the Borrower.
3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
3.03    Inability to Determine Rates. If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (a)  the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a) (i) above, “Impacted Loans”), or (b) the Administrative Agent or the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods) and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent upon the instruction of the Required Lenders revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Revolving Credit Borrowing of Base Rate Loans in the amount specified therein.
Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a) (i) of this section, the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

3.04    Increased Costs; Reserves on Eurodollar Rate Loans. (a) Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e));
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (f) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Rate Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or, in the case of clause (ii) above, any Loan), or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.
3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or
(c)    any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;
including any loss or expense (but not including loss of anticipated profits) and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
3.06    Mitigation Obligations; Replacement of Lenders. (a). Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.
3.07    [Reserved].
3.08    Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01    Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
(a)    The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party or the General Partner acting on behalf of such Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
(i)    counterparts of this Agreement executed by the Borrower, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;
(ii)    a Note executed by the Borrower in favor of each Lender requesting a Note;
(iii)    the Guaranty executed by the Guarantors;

(iv)    the Security Agreement, executed by the Borrower, each Guarantor and the Collateral Agent;
(v)    the Tesoro Consent, duly executed by each party thereto;
(vi)    the Intercreditor Agreement, executed by the Borrower, the Administrative Agent, the Revolving Administrative Agent and the Collateral Agent;
(vii)    evidence that all actions that the Administrative Agent may deem necessary or desirable in order to ratify, reaffirm, grant and perfect or continue the perfection of the Liens created under the Collateral Documents in favor of the Collateral Agent for the benefit of the Secured Parties has been taken, including delivery of Mortgages (or amendments to existing Mortgages) and related Material Real Property Mortgage Deliverables; provided, however, that to the extent any deposit account control agreements or Material Real Property Mortgage Deliverables are not able to be delivered by the Borrower on or prior to the Closing Date after using commercially reasonable efforts to do so, delivery of such deposit account control agreements and Material Real Property Mortgage Deliverables shall be subject to Section 6.12(f);
(viii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party or the General Partner acting on behalf of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;
(ix)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that the Borrower and each Guarantor is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
(x)    a favorable opinion of each of Simpson Thacher & Bartlett LLP and McGuireWoods LLP, counsel to the Loan Parties, addressed to the Administrative Agent, the Collateral Agent and each Lender, as to the matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;
(xi)    subject to Section 6.12(f), a favorable opinion of Brena, Bell & Clarkson, P.C., local counsel to the Loan Parties in Alaska, McGuireWoods LLP, local counsel to the Loan Parties in California, Miller Nash Graham & Dunn LLP, local counsel to the Loan Parties in Idaho, Crowley Fleck PLLP, local counsel to the Loan Parties in Montana, Faegre Baker Daniels LLP, local counsel to the Loan Parties in North Dakota, Jones Waldo, local counsel to the Loan Parties in Utah, and Miller Nash Graham & Dunn LLP, local counsel to the Loan Parties in Washington, addressed to the Administrative Agent, the Collateral

Agent and each Lender, as to the matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;
(xii)    the Administrative Agent, the Arrangers and the Lenders shall have received all documentation and other information about the Borrower and the Guarantors three (3) Business Days prior to the Closing Date so long as such documentation and information has been reasonably requested in writing by the Administrative Agent, the Arrangers, and the Lenders at least seven (7) business days prior to the Closing Date and that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Act;
(xiii)    a certificate attesting to the Solvency of the Loan Parties on a consolidated basis before and after giving effect to the execution and delivery of the Loan Documents, any Credit Extension to be made on the Closing Date, from the chief financial officer of the Borrower;
(xiv)    a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 4.01(d) and 4.02(a) and (b) have been satisfied;
(xv)    evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance, naming the Collateral Agent, on behalf of the Secured Parties, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral, including, without limitation, (i) standard flood hazard determination forms and (ii) if any property is located in a special flood hazard area (A) notices to (and confirmations of receipt by) the applicable Loan Party as to the existence of a special flood hazard and, if applicable, the unavailability of flood hazard insurance under the National Flood Insurance Program and (B) evidence of applicable flood insurance, if available, in each case in such form, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent;
(xvi)    the Administrative Agent shall have completed an environmental due diligence investigation of the Borrower and its Subsidiaries in scope, and with results, satisfactory to the Administrative Agent; and
(xvii)    evidence that the Revolving Loan Documents shall become effective prior to or substantially concurrently with the closing of this Agreement.
(b)     (i) All fees required to be paid to the Administrative Agent and the Arrangers on or before the Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid.
(c)    Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).
(d)    Since December 31, 2014, there shall not have occurred any event, condition or occurrence that has had, or is reasonably expected to have, a Material Adverse Effect other than as disclosed in the Borrower’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and any report of the Borrower on Form 10-Q or Form 8-K filed with the Securities and Exchange Commission since December 31, 2014, and prior to December 22, 2015.
(e)    All Loans outstanding under the Existing Credit Agreement shall have been repaid, and all accrued but unpaid interest, commitment fees, and other amounts outstanding thereunder shall have been paid in full.
Without limiting the generality of the provisions of Section 9.03(c), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.02    Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Revolving Credit Loan Notice requesting only a conversion of Revolving Credit Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:
(a)    the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (except for such representations and warranties that have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except for such representations and warranties that have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.
(b)    No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)    The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Revolving Credit Loan Notice requesting only a conversion of Revolving Credit Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:
5.01    Existence, Qualification and Power. Each Loan Party and each of its Restricted Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) has all requisite governmental licenses, authorizations, consents and approvals necessary to own or lease its assets and carry on its business and (d) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party (a) have been duly authorized by all necessary corporate or other organizational action, (b) do not and will not (i) violate any of such Person’s Organization Documents, (ii) result in the creation of any Lien not permitted by the Loan Documents, (iii) violate any Contractual Obligation to which such Person is a party or by which it or any of its properties is bound or (iv) violate any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except in each case referred to in clause (b)(ii)-(iv) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof, subject to Liens permitted under Section 7.01 and Permitted Encumbrances) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except (i) for the authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (ii) to the extent that the failure of any approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person to have been duly obtained, taken, given, or made or to be in full force and effect, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.04    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally or by general principles of equity.
5.05    Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and Borrower’s Predecessor’s and its Subsidiaries’ results of operations, equity (deficit) and cash flows for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness that would be required to be disclosed in consolidated financial statements of the Borrower or the footnotes thereto prepared in accordance with GAAP.
(b)    The unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of and for the three fiscal quarter period ended September 30, 2015 and the related consolidated statements of income or operations and cash flows for the two fiscal quarter period ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject to the absence of footnotes and to normal year-end audit adjustments.
(c)    Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
5.06    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened, at law, in equity, or in arbitration or before any Governmental Authority (including, without limitation, FERC or any equivalent state regulatory authority), by or against the Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document or the consummation of the Transactions, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07    No Default. Neither any Loan Party nor any Restricted Subsidiary thereof is in default under any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.08    Title; Etc. (a) The Borrower and each of its Restricted Subsidiaries has indefeasible title in fee simple to, or valid leasehold or easement interests in, all of their respective real property, and good title to all of their respective personal property, including, without limitation, the real and personal property described in each of the Mortgages, as is necessary to operate the Business except for defects that, individually or in the aggregate, do not have a Material Adverse Effect. None of such property is subject to any Lien, except for Liens permitted by Section 7.01.
(b)    The Pipeline Systems are covered by recorded fee deeds, rights of way, easements, leases, servitudes, permits, licenses, or other instruments (collectively, “Pipeline Rights”) in favor of the Borrower or its Restricted Subsidiaries, except where the failure of the Pipeline Systems to be so covered, individually or in the aggregate, do not have a Material Adverse Effect.
5.09    Environmental Compliance; Permits. (a) The Loan Parties and their respective Restricted Subsidiaries conduct in the ordinary course of business a review of the effect of existing and proposed Environmental Laws and known or suspected Environmental Liabilities on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that, except as specifically disclosed in Schedule 5.09, such Environmental Liabilities could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    Except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, the Loan Parties and their Restricted Subsidiaries are and have been in compliance with all applicable Environmental Laws and are not subject to any pending or threatened claim or proceeding relating to Environmental Laws or Hazardous Materials.
(c)    Except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, none of the properties currently owned or operated by any Loan Party or any of its Restricted Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list.
(d)    Except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect: neither any Loan Party nor any of its Restricted Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual, threatened, or suspected release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Restricted Subsidiaries have been disposed of in a manner not reasonably expected to result in any Environmental Liability to any Loan Party or any of its Restricted Subsidiaries.
(e)    Except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, the Borrower and each of its Restricted Subsidiaries (i) have obtained all Environmental Permits necessary for the ownership and operation of its real properties and the conduct of its Business, which are in full force and effect; (ii) have been and are in compliance with all terms and conditions of such Environmental Permits; and (iii) have not received written notice of any violation or alleged violation of any Environmental Permit.
5.10    Insurance. The properties of the Borrower and its Restricted Subsidiaries are insured with insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Restricted Subsidiary operates.
5.11    Taxes. The Borrower and its Restricted Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP and (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against the Borrower or any Restricted Subsidiary that would, individually or in the aggregate, if made, have a Material Adverse Effect. Neither any Loan Party nor any Restricted Subsidiary thereof is party to any tax sharing agreement except as set forth on Schedule 5.11.
5.12    ERISA Compliance. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to have a Material Adverse Effect. Each Loan Party and each ERISA Affiliate has fulfilled its obligations under the Pension Funding Rules with respect to each Pension Plan, except to the extent that such noncompliance would not reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Loan Party and no ERISA Affiliate has (a) sought a waiver of the minimum funding standard under the Pension Funding Rules in respect of any Plan, (b) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan that has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA that are not past due.

5.13    Subsidiaries; Equity Interests; Loan Parties. As of the Closing Date, no Loan Party has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents. As of the Closing Date, no Loan Party has any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. Set forth on Part (c) of Schedule 5.13 is a complete and accurate list of all Loan Parties, showing as of the Closing Date (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation.
5.14    Margin Regulations; Investment Company Act. (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.
(b)    None of the Borrower, any Person Controlling the Borrower, or any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.15    Disclosure. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments, and corporate or other restrictions to which it or any of its Restricted Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
5.16    Compliance with Laws. Each Loan Party and each Restricted Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a)

such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.17    Intellectual Property; Licenses, Etc. The Borrower and each of its Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except, in each case, where the failure of the same, either individually or in the aggregate, could not be reasonably be expected to have a Material Adverse Effect. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any of its Restricted Subsidiaries infringes upon any rights held by any other Person, which infringements, individually or in the aggregate, could reasonably be excepted to have a Material Adverse Effect.
5.18    Solvency. The Loan Parties are, on a consolidated basis, Solvent.
5.19    Labor Matters. There are no strikes, slowdowns, work stoppages, or controversies pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Restricted Subsidiaries which could have, either individually or in the aggregate, a Material Adverse Effect.
5.20    Collateral Documents. Tesoro High Plains is a “transmitting utility” within the meaning of Section 9.501(b) of the North Dakota Uniform Commercial Code and Section 30-9A-501(2) of the Montana Uniform Commercial Code. Opco is a “transmitting utility” within the meaning of Section 9.501(b) of the Utah Uniform Commercial Code. TLNP is a “transmitting utility” within the meaning of Section 9.501(b) of each of the Idaho Uniform Commercial Code, the Oregon Uniform Commercial Code, the Utah Uniform Commercial Code and the Washington Uniform Commercial Code. TSPC is a “transmitting utility” within the meaning of Section 9.501(b) of the California Uniform Commercial Code.
Prior to the Investment Grade Date, the provisions of the Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 7.01) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed on or prior to the Closing Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect such Liens.
5.21    Title to Crude Oil and Refined Products. None of the Borrower or any of its Restricted Subsidiaries have title to any material portion of the Crude Oil, Refined Products or other petroleum products that are stored or handled at any Terminal or that are transported through the Pipeline Systems. The Borrower and its Restricted Subsidiaries require that each shipper whose Crude Oil, Refined Products or other petroleum products are transported through the Pipeline Systems warrant that such shipper has title, free and clear of all Liens, to all such Crude Oil, Refined Products or other petroleum products tendered to the Pipeline System for transportation.

5.22    OFAC. Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower or such Subsidiary, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned (to the knowledge of the Borrower, in the case of the Borrower) or controlled by any individual or entity that is, (i) currently the subject or target of any Sanctions or (ii) located, organized or resident in a Designated Jurisdiction.
5.23    Anti-Corruption Laws. The Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with applicable anti-corruption laws and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such laws.
5.24    EEA Financial Institution. Neither the Borrower nor any Guarantor is an EEA Financial Institution.
ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each of its Restricted Subsidiaries to:
6.01    Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender:
(a)    as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower (or, if earlier, 15 days after the date required to be filed with the SEC), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in partners’ capital, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;
(b)    as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of the Borrower (or, if earlier, 5 days after the date required to be filed with the SEC), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in partners’ capital, retained earnings and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by a Financial Officer of the Borrower as fairly presenting the financial condition, results of operations, partners’ capital, retained earnings and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.
6.02    Certificates; Other Information. Deliver to the Administrative Agent:
(a)    concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event;
(b)    concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Financial Officer of the Borrower (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes), which Compliance Certificate shall, with respect to any fiscal quarter (a “Material Unrestricted Subsidiary Quarter”) in which, as of the last day thereof, Unrestricted Subsidiaries collectively (i) have total assets exceeding 5% of the total assets of the Borrower and its Subsidiaries, determined in accordance with GAAP or (ii) generate more than 5% of Consolidated EBITDA for the four fiscal quarter period ending on such date, set forth a reasonably detailed reconciliation of each of the components reflected in such calculation, as well as of Consolidated Net Tangible Assets, to the corresponding consolidated amounts set forth in the financial statements, in form and substance reasonably satisfactory to the Administrative Agent, together with, for any Material Unrestricted Subsidiary Quarter, consolidating statements of income or operations, changes in partners’ capital, retained earnings and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, all in reasonable detail, such consolidating statements to be certified by a Financial Officer of the Borrower as fairly presenting the financial condition, results of operations, partners’ capital, retained earnings and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
(c)    promptly after any reasonable request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Restricted Subsidiaries, or any audit of any of them;
(d)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders, partners or members (or the equivalent of any thereof) of any Loan Party, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower or any of its Subsidiaries may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e)    promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Restricted Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;
(f)    as soon as available, but in any event within 30 days after each annual renewal of the applicable insurance policies, a certificate summarizing the insurance coverage (specifying type, amount and carrier) in effect for the Borrower and its Restricted Subsidiaries and such additional information regarding such insurance coverage as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;
(g)    promptly, and in any event within 15 days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or other material inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;
(h)    promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Restricted Subsidiaries with any Environmental Law or Environmental Permit or any action, investigation or proceeding relating to Hazardous Materials that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that would materially interfere with or adversely impact the use of the affected property in the Business;
(i)    if the Borrower elects to have a Specified Acquisition Period apply with respect to a Specified Acquisition, written notice of such election within 30 days of the consummation of the Specified Acquisition;
(j)    promptly, upon the exercise of any accordion feature or other increase to the amount of any other Applicable Secured Indebtedness, notice thereof; and
(k)    promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Restricted Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall deliver paper copies of any Compliance Certificate to the Administrative Agent upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower, as applicable, with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Materials”) by posting the Materials on IntraLinks, Syndtrak, ClearPar or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Materials that may be distributed to the Public Lenders and that (w) all such Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” The Administrative Agent and the Borrower acknowledge that no Materials will be marked “PUBLIC” other than publicly available information filed by the Loan Parties with the SEC.
6.03    Notices. Promptly notify the Administrative Agent:
(a)    of the occurrence of any Default;
(b)    of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Restricted Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Restricted Subsidiary and any Governmental Authority; (iii) the commencement of, or any material development in, any litigation, proceeding, or legal requirement or regulation affecting the Borrower or any Restricted Subsidiary, including pursuant to any applicable Environmental Laws; or (iv) the occurrence of any ERISA Event;

(c)    of any material change in accounting policies or financial reporting practices by any Loan Party or any Restricted Subsidiary thereof, including any determination by the Borrower referred to in Section 2.10(b); and
(d)    of any material Collateral Loss, including all Collateral Losses where the aggregate damage to the Collateral and/or lost revenues of the Loan Parties could reasonably be expected to exceed $30,000,000.
Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04    Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; unless, with respect to any obligation or liability described in clause (a), (b), or (c) above, (A) such obligation or liability is being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower and each applicable Restricted Subsidiary, as applicable or (B) the failure to make such payment could not reasonably be expected to have a Material Adverse Effect.
6.05    Preservation of Existence, Etc. (a)  Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; and (b) take all reasonable action to maintain all rights, privileges, permits, licenses (including intellectual property licenses) and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.06    Maintenance of Properties.
(a)    (i) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (ii) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (iii) use the standard of care typical in the industry in the operation and maintenance of its facilities.
(b)    Without limiting Section 6.06(a), (i) maintain or cause the maintenance of the interests and rights which are necessary to maintain the Pipeline Systems and the Terminals, which individually or in the aggregate, could, if not maintained, reasonably be expected to have a Material Adverse Effect; (ii) subject to Permitted Encumbrances, maintain the Pipeline Systems within the confines of the Pipeline Rights without encroachment upon any adjoining property and maintain the Terminals within the boundaries of the Terminal Deeds and without encroachment upon any adjoining property, except where the failure of the Pipeline Systems and Terminals to be so maintained, individually or in the aggregate, (A) does not materially interfere with the ordinary conduct of Business, (B) does not materially detract from the use of any of such Pipeline Systems or Terminals and (C) could not reasonably be expected to have a Material Adverse Effect; (iii) maintain such rights of ingress and egress necessary to permit the Borrower and its Restricted Subsidiaries to inspect, operate, repair, and maintain the Pipeline Systems and the Terminals to the extent that failure to maintain such rights, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and provided that the Borrower or any of its Restricted Subsidiaries may hire third parties to perform these functions; and (iv) maintain all material agreements, licenses, permits, and other rights required for any of the foregoing described in clauses (i), (ii), and (iii) of this Section 6.06(b) in full force and effect in accordance with their terms, timely make any payments due thereunder, and prevent any default thereunder which could result in a termination or loss thereof, except any such failure to maintain or pay or any such default that could not reasonably, individually or in the aggregate, be expected to cause a Material Adverse Effect.
6.07    Maintenance of Insurance.
(a)    Maintain with insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and all such insurance shall (i) provide for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance (other than for the non-payment of premiums, for which not less than 10 days’ prior notice shall be provided), and (ii) name (A) the Collateral Agent as mortgagee or lender’s loss payee (in the case of property insurance) or (B) the Collateral Agent and the Administrative Agent as additional insured on behalf of the Secured Parties (in the case of liability insurance), as applicable.
(b)    Upon the request of the Administrative Agent, subject to the limitations set forth in the Intercreditor Agreement, after the occurrence and during the continuance of any Event of Default, the Borrower or any such Restricted Subsidiary shall execute and deliver to the Administrative Agent any additional assignments and other documents as may be reasonably necessary to enable the Administrative Agent or the Collateral Agent, as applicable, to directly collect any Insurance or Condemnation Proceeds.
(c)    If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrower shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

6.08    Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
6.09    Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Restricted Subsidiary, as the case may be.
6.10    Inspection Rights. Permit representatives and an independent contractor of the Administrative Agent to visit and inspect any of its properties once per calendar year, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower, at any time during normal business hours and without advance notice and as many times during any calendar year as such Administrative Agent or Lender shall so request. The Administrative Agent and each Lender shall conduct any such inspection or examination (i) in reasonable accordance with the Borrower’s or the applicable Restricted Subsidiary’s safety policies and procedures and (ii) so as not to unreasonably materially interfere with the Borrower’s or its Restricted Subsidiaries’ operations.
6.11    Use of Proceeds. Use the proceeds of the Credit Extensions to (i) finance drop down transactions, (ii) pay fees and expenses incurred in connection with the Transactions; and (iii) provide ongoing working capital and for Acquisitions, distributions and other general corporate purposes of the Borrower and its Subsidiaries, in each case, not in contravention of any Law or of any Loan Document.
6.12    Covenant to Guarantee Obligations and Give Security. (a) Upon the formation or acquisition of any new direct or indirect Restricted Subsidiary that is a Material Subsidiary (other than any CFC, FSHCO or a Subsidiary that is disregarded for U.S. federal income tax purposes and that is held directly or indirectly by a CFC or FSHCO), including any Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary that is a Material Subsidiary, then the Borrower shall, at the Borrower’s expense:
(i)    within 30 days (or such longer period as the Administrative Agent may determine in its sole discretion) after such formation or acquisition, cause such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents,
(ii)    within 30 days (or such longer period as the Administrative Agent may determine in its sole discretion) after such formation or acquisition, cause such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Collateral Agent, with a copy to the Administrative Agent, a joinder to the Intercreditor Agreement, in form and substance reasonably satisfactory to the Collateral Agent,
(iii)    prior to the Investment Grade Date, within 30 days (or such longer period as the Administrative Agent may determine in its sole discretion) after such formation or acquisition, furnish to the Administrative Agent, with a copy to the Collateral Agent, a description of the Material Real Properties and personal properties of such Subsidiary, in detail reasonably satisfactory to the Administrative Agent,
(iv)    prior to the Investment Grade Date, within 30 days (or such longer period as the Administrative Agent may determine in its sole discretion) after such formation or acquisition, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver to the Collateral Agent, with a copy to the Administrative Agent, the Material Real Property Mortgage Deliverables with respect to any Material Real Property owned or leased by such Subsidiary, along with Security Agreement Supplements, IP Security Agreement Supplements and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all Pledged Equity in and of such Subsidiary, and other instruments required by the Security Agreement), securing payment of all the Obligations of such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such personal properties and Material Real Properties,
(v)    within 30 days (or such longer period as the Administrative Agent may determine in its sole discretion) after such formation or acquisition, cause such Subsidiary to deliver to the Administrative Agent such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of such Subsidiary or its general partner acting on its behalf as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Loan Documents to which such Subsidiary is a party or is to be a party;
(vi)    prior to the Investment Grade Date, within 30 days (or such longer period as the Administrative Agent may determine in its sole discretion) after such formation or acquisition, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to take whatever action (including delivery of the Material Real Property Mortgage Deliverables and the filing of Uniform Commercial Code financing statements) may be necessary or advisable in the reasonable opinion of the Administrative

Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to a Mortgage, Security Agreement Supplements, IP Security Agreement Supplements and security and pledge agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms, and
(vii)    within 60 days (or such longer period as the Administrative Agent may determine in its sole discretion) after such formation or acquisition, deliver to the Collateral Agent and the Administrative Agent, upon the request of the Administrative Agent in its sole but reasonable discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent, the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (i), and, prior to the Investment Grade Date, (iii) and (iv) above, and as to such other matters as the Administrative Agent may reasonably request.
(b)    Prior to the Investment Grade Date, upon the acquisition of any personal property (other than Equity Interests in an Unrestricted Subsidiary or a CFC or a FSHCO or a Subsidiary that is disregarded for U.S. federal income tax purposes and that is held directly or indirectly by a CFC or a FSHCO) or Material Real Property by the Borrower or any Restricted Subsidiary, if such property, in the reasonable judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties, then the Borrower shall at the Borrower’s expense:
(i)    within 30 days (or such longer period as the Administrative Agent may determine in its sole discretion) after such acquisition, furnish to the Administrative Agent, with a copy to the Collateral Agent a description of such property in detail reasonably satisfactory to the Administrative Agent,
(ii)    within 30 days (or such longer period as the Administrative Agent may determine in its sole discretion) after such acquisition, cause the applicable Loan Party to duly execute and deliver to the Collateral Agent, with a copy to the Administrative Agent, the Material Real Property Mortgage Deliverables, Security Agreement Supplements, IP Security Agreement Supplements and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent, securing payment of all the Obligations of the applicable Loan Party under the Loan Documents and constituting Liens on all such personal properties and Material Real Properties,
(iii)    within 30 days (or such longer period as the Administrative Agent may determine in its sole discretion) after such acquisition, cause the applicable Loan Party to take whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on such personal property and Material Real Property, enforceable against all third parties, and

(iv)    within 60 days (or such longer period as the Administrative Agent may determine in its sole discretion) after such acquisition, deliver to the Collateral Agent and the Administrative Agent, upon the reasonable request of the Administrative Agent in its sole but reasonable discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent, the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above and as to such other matters as the Administrative Agent may reasonably request.
(c)    Notwithstanding anything to the contrary contained herein and prior to the Investment Grade Date, (i) the Borrower’s obligations under this Section 6.12 with respect to any Pipeline System acquired after January 4, 2013 (“New Pipeline”) shall be deemed fully satisfied upon the filing of a duly completed UCC financing statement indicating such New Pipeline as collateral, and specifying the debtor as a “transmitting utility”, in the central filing office of the state in which such New Pipeline is located and other jurisdictions as may be reasonably requested by the Administrative Agent, and (ii) no filing or recording of a Mortgage in any real property record with respect to such New Pipeline shall be required.
(d)    Prior to the Investment Grade Date, upon the formation or acquisition by the Borrower or any Restricted Subsidiary after the Closing Date of any Restricted Subsidiary that is a CFC or FSHCO, the Borrower shall notify the Administrative Agent, with a copy to the Collateral Agent, thereof within 30 days after such acquisition or formation and promptly (A) execute and deliver to the Collateral Agent, with a copy to the Administrative Agent such Security Agreement Supplements or such other documents as the Administrative Agent deems necessary or reasonably desirable and requests in order to grant to the Collateral Agent a perfected first priority security interest (subject only to applicable Liens permitted under any Loan Document) in the Equity Interests of such CFC or FSHCO that is owned by the applicable Loan Party (provided that in no event shall more than 65% of the total voting power of the total outstanding Equity Interests of any such CFC or FSHCO be required to be so pledged), and (B) deliver to the Collateral Agent the certificates (if any) representing such Equity Interests, together with undated stock powers or share transfer forms, in blank, executed and delivered by a duly authorized officer of the applicable Loan Party, and take such other action as may be necessary or reasonably requested by the Administrative Agent to perfect the Lien of the Collateral Agent thereon, (C) take such other actions as necessary under applicable law (including foreign law) or reasonably requested by the Administrative Agent to ensure the granting, perfection, and priority of such security interest, and (D) for any CFC or FSHCO that, together with its Restricted Subsidiaries, generates more than $10,000,000 in consolidated net income (measured as of the quarter most recently ended on an annualized basis) or that holds consolidated assets with an aggregate fair market value greater than $10,000,000 upon such formation or acquisition by the Borrower or any Restricted Subsidiary, deliver to the Collateral Agent and the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, in each case within a reasonable time following the applicable requests of the Administrative Agent and the receipt of any applicable documents.

(e)    Notwithstanding the foregoing, if at any time all Immaterial Subsidiaries, taken as a whole, (i) have total assets at such time exceeding 5% of the total assets of the Borrower and its Restricted Subsidiaries, determined in accordance with GAAP or (ii) generate more than 5% of Consolidated EBITDA for the most recently completed four fiscal quarter period, in either case as of the fiscal quarter most recently ended and for which financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b), then the Borrower shall designate which of such Subsidiaries shall no longer constitute “Immaterial Subsidiaries” for purposes of this Credit Agreement to the extent necessary to cause such excess to be eliminated and, with respect to any Subsidiary that ceases to be an Immaterial Subsidiary as a result of such designation, the Borrower shall take, and cause such Subsidiary to take, such action as is necessary to comply with this Section 6.12.
(f)    To the extent any deposit account control agreements or Material Real Property Mortgage Deliverables are not delivered on or prior to the Closing Date after the Borrower’s use of commercially reasonable efforts to do so, such items shall be delivered no later than (i) 30 days or (ii) with respect to any third party consents to leasehold Mortgages and any Material Real Property Mortgage Deliverables subject to such consents, 90 days (in each case, or such longer period as the Administrative Agent may determine in its sole discretion) after the Closing Date.
6.13    Compliance with Environmental Laws.
(a)    Comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits, and obtain and renew all Environmental Permits necessary for its operations and properties.
(b)    To the extent required by Governmental Authority, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up Hazardous Materials from any of its properties, in material compliance with the requirements of such Governmental Authority; provided, however, that neither the Borrower nor any of its Restricted Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.
6.14    Further Assurances.
(a)    Promptly upon request by the Administrative Agent or the Required Lenders through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) prior to the Investment Grade Date, to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Restricted Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) prior to the Investment Grade Date, perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) prior to the Investment Grade Date, assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Restricted Subsidiaries is or is to be a party, and cause each of its Restricted Subsidiaries to do so.
(b)    Prior to the Investment Grade Date, within 30 days after a request by the Administrative Agent or the Required Lenders to cure any title defects or exceptions which are not Liens permitted by Section 7.01 and which, individually or in the aggregate, (i) materially interfere with the ordinary conduct of Business, (ii) materially detract from the value or the use of the portion of the Pipeline Systems affected thereby, or (iii) could reasonably have a Material Adverse Effect, cure such title defects or exceptions or substitute such Collateral with acceptable property of an equivalent value with no title defects or exceptions and deliver to the Administrative Agent satisfactory title evidence in form and substance acceptable to the Administrative Agent in its reasonable business judgment as to the Borrower’s and its Restricted Subsidiaries’ title in such property and the Collateral Agent’s Liens and security interests therein.
6.15    Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Restricted Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Restricted Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.
6.16    Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all action to such end as may be from time to time requested by the Administrative Agent and, upon the request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Restricted Subsidiaries is entitled to make under such Material Contract, and cause each of its Restricted Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.
6.17    Designation and Conversion of Restricted and Unrestricted Subsidiaries.
(a)    Unless designated after the Closing Date in writing to the Administrative Agent pursuant to this Section, any Person that becomes a Subsidiary of the Borrower or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.
(b)    The Borrower may designate a Subsidiary as an Unrestricted Subsidiary if (i) immediately before and after such designation, no Default or Event of Default exists or would exist, (ii) after giving effect to such designation on a pro forma basis, the Borrower and its Subsidiaries would have been in compliance with all of the covenants contained in this Agreement, including, without limitation, Sections 7.11(a), 7.11(b), and 7.11(c) as of the end of the most recent fiscal quarter; and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it will be treated as a “restricted subsidiary” for purposes of any indenture, credit agreement, or similar agreement.
(c)    The Borrower may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if after giving effect to such designation, (i) immediately before and after such designation, no Default or Event of Default exists or would exist and (ii) after giving effect to such designation on a pro forma basis, the Borrower and its Subsidiaries would have been in compliance with all of the covenants contained in this Agreement, including, without limitation, Sections 7.11(a) and 7.11(b) as of the end of the most recent fiscal quarter.
(d)    All Subsidiaries of an Unrestricted Subsidiary shall be also Unrestricted Subsidiaries. The Borrower will not permit any Unrestricted Subsidiary to hold any Equity Interests in, or any Indebtedness of, any Restricted Subsidiary.
(e)    The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment in such Unrestricted Subsidiary at the date of designation in an amount equal to the fair market value of the Borrower’s or applicable Loan Party’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.
(f)    If, at any time, any Unrestricted Subsidiary would fail to meet the requirements of the definition of Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness and Liens of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Borrower as of such date and, if such Indebtedness and/or Liens are not permitted to be incurred as of such date under Section 7.01 and/or Section 7.02, hereof, as applicable, the Borrower will be in default of such covenant.
ARTICLE VII
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower shall not, nor shall the Borrower permit any of its Restricted Subsidiaries to, directly or indirectly:
7.01    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or assign any accounts or other right to receive income, other than the following:
(a)    Liens pursuant to any Loan Document (including Liens in favor of the Collateral Agent for the benefit of the Secured Parties);
(b)    Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(d), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(d);
(c)    Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(d)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;
(e)    pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(f)    deposits to secure the performance of bids, trade contracts and leases (other than leases constituting Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(g)    Liens comprised of minor defects, irregularities, and deficiencies in title to, and easements, rights-of-way, zoning restrictions and other similar restrictions, charges or encumbrances, defects and irregularities in the physical placement and location of pipelines within the areas covered by the easements, leases, licenses and other rights in real property in favor of the Borrower or any of its Restricted Subsidiaries which, individually and in the aggregate, do not materially interfere with the ordinary conduct of the Business and do not materially detract from the use of the property which they affect, and Permitted Encumbrances;
(h)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);
(i)    Liens securing Indebtedness permitted under Section 7.02(f); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;
(j)    Liens on property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Restricted Subsidiary of the Borrower or becomes a Restricted Subsidiary of the Borrower; provided that such Liens were not created in contemplation of such merger, consolidation or Investment and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower or such Restricted Subsidiary or acquired by the Borrower or such Restricted Subsidiary, and the applicable Indebtedness secured by such Lien is permitted under Section 7.02(g);
(k)    Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies, or under general depositary agreements, and burdening only deposit accounts or other funds maintained with a creditor depository institution;
(l)    any interest or title of a lessor under any lease entered into by the Borrower or any Restricted Subsidiary in the ordinary course of its business covering only the assets so leased;
(m)    Liens on the Equity Interests of Unrestricted Subsidiaries; and
(n)    other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed the greater of (i) $20,000,000 and (ii) 0.5% of Consolidated Net Tangible Assets, provided that no such Lien shall extend to or cover any Collateral.
7.02    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)    obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates, foreign exchange rates or commodity prices and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;
(b)    Indebtedness of the Borrower owed to a Restricted Subsidiary, or of a Restricted Subsidiary of the Borrower owed to the Borrower or a wholly-owned Restricted Subsidiary of the Borrower, which Indebtedness shall (i) in the case of Indebtedness owed to a Loan Party, be pledged under the Security Agreement, (ii) be on subordination terms reasonably acceptable to the Administrative Agent and (iii) be otherwise permitted under the provisions of Section 7.03;
(c)    Indebtedness under the Loan Documents and, subject to the limitations set forth in the Intercreditor Agreement, under the Revolving Loan Documents;
(d)    Indebtedness outstanding on the date hereof and listed on Schedule 7.02 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension; and provided, still further, that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(e)    Guarantees of the Borrower or any Restricted Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Borrower or any Guarantor or the Indebtedness incurred by joint ventures or Unrestricted Subsidiaries, in each case, constituting Investments otherwise permitted hereunder; provided that with respect to Guarantees of Indebtedness of joint ventures, the aggregate amount of Indebtedness guaranteed pursuant to such Guarantees shall not exceed the greater of (i) $100,000,000 and (ii) 3% of Consolidated Net Tangible Assets, and with respect to Guarantees of Indebtedness of Unrestricted Subsidiaries, the aggregate amount of Indebtedness guaranteed pursuant to such Guarantees shall not exceed the amount permitted under Section 7.03(j);
(f)    Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed the greater of (i) $100,000,000 and (ii) 3% of Consolidated Net Tangible Assets;
(g)    Indebtedness of any Person that becomes a Restricted Subsidiary of the Borrower after the date hereof in accordance with the terms of Section 7.03(g), which Indebtedness is existing at the time such Person becomes a Restricted Subsidiary of the Borrower (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Restricted Subsidiary of the Borrower);
(h)    (i) Indebtedness of the Borrower and Tesoro Logistics Finance Corp. pursuant to the Existing Senior Notes, (ii) unsecured Indebtedness issued by the Borrower or the Borrower and Tesoro Logistics Finance Corp.; provided that (A) immediately prior to and after giving effect to the issuance of such Indebtedness, there would be no Default under this Agreement, (B) such Indebtedness’ scheduled maturity is no earlier than ninety-one (91) days after the Maturity Date, (C) such Indebtedness does not require any scheduled repayments, defeasance or redemption (or sinking fund therefor) of any principal amount thereof prior to maturity, and (D) the indenture or other agreement governing such Indebtedness shall not contain (1) maintenance financial covenants that are more restrictive than those in this Agreement or (2) other terms and conditions that are materially more restrictive on the Borrower or any of its Restricted Subsidiaries than then available market terms and conditions for comparable issuers and issuances, and (iii) any refinancings, refundings, renewals or extensions of any of the foregoing; provided that the terms of such refinancing, refunding, renewing, or extending Indebtedness satisfy the requirements of this Section 7.02(h);
(i)    Indebtedness in respect of insurance premium financing for insurance being acquired by the Borrower or any Restricted Subsidiary under customary terms and conditions; and
(j)    other unsecured Indebtedness not otherwise permitted under this Section 7.02, in an aggregate principal amount not to exceed the greater of (i) $60,000,000 and (ii) 1.75% of Consolidated Net Tangible Assets, at any time outstanding.

7.03    Investments. Make or hold any Investments, except:
(a)    Investments held by the Borrower and its Restricted Subsidiaries in the form of Cash Equivalents;
(b)    advances to officers, directors and employees of the Borrower and Restricted Subsidiaries in an aggregate amount not to exceed $6,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;
(c)    (i) Investments by the Borrower and its Restricted Subsidiaries in their respective Restricted Subsidiaries outstanding on the date hereof, (ii) additional Investments by the Borrower and its Restricted Subsidiaries in Loan Parties, and (iii) additional Investments by Restricted Subsidiaries that are not Loan Parties in other Restricted Subsidiaries that are not Loan Parties;
(d)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors;
(e)    Guarantees permitted by Section 7.02;
(f)    Investments existing on the date hereof (other than those referred to in Section 7.03(c)(i)) and set forth on Schedule 7.03;
(g)    Acquisitions (by purchase or merger) provided that (i) the Borrower or a Guarantor, as applicable, is the acquiring or surviving entity; (ii) no Default or Event of Default exists and the Acquisition could not reasonably be expected to cause a Default or Event of Default; (iii) after giving effect to such Acquisition on a pro forma basis (including, to the extent a Specified Acquisition Period is concurrently elected, giving effect to such election), the Borrower and its Restricted Subsidiaries would have been in compliance with all of the covenants contained in this Agreement, including, without limitation, Section 7.11 as of the end of the most recent fiscal quarter; (iv) the requirements of Sections 6.12 and 7.07 are satisfied and the target is not hostile; (v) if such Acquisition is of Equity Interests, the issuer of such Equity Interests shall be an entity organized under the laws of the United States; and (vi) the Administrative Agent shall have received, at least five (5) Business Days prior to the date on which any such Acquisition is to be consummated, a certificate of a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, certifying that all of the requirements set forth in this Section 7.03(g) have been satisfied or will be satisfied on or prior to the date on which such Acquisition is consummated;
(h)    Investments consisting of debt securities as partial consideration for the Disposition of assets to the extent permitted by Section 7.05(f);
(i)    Investments by the Borrower and its Restricted Subsidiaries in joint ventures not exceeding the greater of (i) $100,000,000 and (ii) 3% of Consolidated Net Tangible Assets in the aggregate; provided that any Equity Interests in any such joint venture shall be pledged to the

Collateral Agent for the ratable benefit of the Secured Parties under the Security Agreement and the Administrative Agent shall have received such other items in connection therewith as may be required by Section 6.12(b); and
(j)    Investments (including, but not limited to, Investments in Equity Interests, intercompany loans, and unsecured Guarantees of Indebtedness otherwise expressly permitted hereunder) after the Closing Date by Loan Parties in Unrestricted Subsidiaries in an aggregate amount (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof) not to exceed an amount equal to the sum of, without duplication, the greater of (i) $100,000,000 and (ii) 3% of Consolidated Net Tangible Assets in the aggregate plus any return of capital actually received by the Borrower or any Restricted Subsidiary in respect of other investments made by them pursuant to this clause (j);
(k)    so long as no Default has occurred and is continuing or would result from such Investment, other Investments (other than Investments in Unrestricted Subsidiaries) not exceeding the greater of (i) $100,000,000 and (ii) 3% of Consolidated Net Tangible Assets in the aggregate in any fiscal year of the Borrower.
7.04    Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Event of Default exists or would result therefrom:
(a)    any of the Borrower’s Restricted Subsidiaries may merge with any of its other Restricted Subsidiaries provided that if any of such Restricted Subsidiaries is a Guarantor, a Guarantor shall be the surviving Person;
(b)    any Guarantor may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Guarantor;
(c)    any Subsidiary that is not a Loan Party may dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) to (i) another Subsidiary that is not a Loan Party; provided that if the disposing Subsidiary is a Restricted Subsidiary, then the receiving Subsidiary shall also be a Restricted Subsidiary, or (ii) to the Borrower or any Subsidiary that is a Loan Party;
(d)    the Borrower or any Guarantor may merge or consolidate with any Person in accordance with Section 7.03(g); and
(e)    the Borrower or any Restricted Subsidiary may Dispose of its Equity Interests in a Restricted Subsidiary or all or substantially all of the assets of a Restricted Subsidiary, so long as such Disposition complies with the provisions of Section 7.05(f).
7.05    Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a)    Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;
(b)    ordinary-course-of-business Dispositions of (i) inventory; (ii) Cash Equivalents; (iii) overdue accounts receivable in connection with the compromise or collection thereof (and not in connection with any financing transaction); and (iv) leases, subleases, rights of way, easements, licenses, and sublicenses that, individually and in the aggregate, do not materially interfere with the ordinary conduct of the business of the Borrower or its Restricted Subsidiaries and do not materially detract from the value or the use of the property which they affect;
(c)    Dispositions of equipment to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
(d)    Dispositions of property by the Borrower or any Restricted Subsidiary to the Borrower or to a wholly-owned Restricted Subsidiary; provided that if the transferor of such property is a Loan Party, the transferee thereof must be a Loan Party;
(e)    Dispositions permitted by Section 7.04;
(f)    Dispositions by the Borrower and its Restricted Subsidiaries not otherwise permitted under this Section 7.05, subject to the following conditions:
(i)    that no Default exists at the time of such Disposition or would result from such Disposition;
(ii)    that the aggregate book value of all property Disposed of in reliance on this clause (f) in any fiscal year shall not exceed the greater of (i) $100,000,000 and (ii) 3% of Consolidated Net Tangible Assets; and
(iii)    that at least 75% of the purchase price for such asset shall be paid to the Borrower or such Restricted Subsidiary in cash;
(g)    Dispositions of property (i) resulting from the condemnation thereof or (ii) that has suffered a casualty (constituting a total loss or constructive total loss of such property), in each case upon or after receipt of the condemnation proceeds or insurance proceeds of such condemnation or casualty, as applicable;
(h)    so long as no Default has occurred and is continuing, the grant of any option or other right to purchase any asset in a transaction that would be permitted under the provisions of Section 7.05(f); and
(i)    Dispositions of Equity Interests of Unrestricted Subsidiaries.
provided, however, that any Disposition pursuant to Section 7.05(a), (b), (c), (f), and (g) shall be for fair market value.
7.06    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)    each Restricted Subsidiary may make Restricted Payments to the Borrower, any Subsidiaries that are Guarantors and any other Person that owns a direct Equity Interest in such Restricted Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;
(b)    the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in common or subordinated Equity Interests of such Person and the Borrower may issue common Equity Interests upon the conversion of subordinated Equity Interests;
(c)    the Borrower and each Restricted Subsidiary may purchase, redeem or otherwise acquire its Equity Interests with the proceeds received from the substantially concurrent issue of new common or subordinated Equity Interests; and
(d)    so long as no Default has occurred and is continuing or would result therefrom, the Borrower may make Restricted Payments with respect to any fiscal quarter in an aggregate amount not to exceed Available Cash with respect to such fiscal quarter, so long as the Borrower and its Restricted Subsidiaries shall be in compliance (after giving pro forma effect to the making of such Restricted Payment) with all of the covenants contained in this Agreement, including, without limitation, Section 7.11.
7.07    Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Restricted Subsidiaries on the date hereof or any business substantially related or incidental thereto.
7.08    Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower (other than (i) transactions between or among the Loan Parties, (ii) transactions pursuant to the Material Contracts as in effect on the date of this Agreement or, if applicable, to the extent modified as permitted under this Agreement and (iii) Investments permitted under Section 7.03), whether or not in the ordinary course of business (each an “Affiliate Transaction”), if such Affiliate Transaction involves aggregate consideration in excess of $2,000,000, unless:
(a)    the Affiliate Transaction is on terms that are no less favorable to the Borrower or such Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person or, if no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Borrower or the relevant Restricted Subsidiary from a financial point of view; and
(b)    the Borrower delivers to the Administrative Agent with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50,000,000, a resolution of the Board of Directors of the General Partner set forth in a certificate of a Responsible Officer, certifying that such Affiliate Transaction complies with Section 7.08(a) and that such Affiliate Transaction has been approved by either the Conflicts Committee of the board of Directors of the General Partner (so long as the members of the Conflicts Committee approving the Affiliate Transaction are disinterested) or a majority of the disinterested members of the Board of Directors of the General Partner.
7.09    Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to or invest in the Borrower or any Guarantor, except for any agreement in effect (A) on the date hereof and set forth on Schedule 7.09 or (B) at the time any Restricted Subsidiary becomes a Restricted Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Borrower, (ii) of any Restricted Subsidiary to Guarantee the Obligations of the Borrower or (iii) of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations; provided, however, that this clause (iii) shall not prohibit (A) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Sections 7.02(f) or (g) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness, (B) customary non-assignment provisions in purchase and sale or exchange agreements or similar operational agreements, or provisions in licenses, easements or leases, in each case entered into in the ordinary course of business and consistent with past practices, which restrict the transfer, assignment or encumbrance thereof or (C) limitations contained in the Revolving Credit Agreement as in effect on the Closing Date.
7.10    Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
7.11    Financial Covenants. (a) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower prior to the Investment Grade Date to be less than 2.50 to 1.00.
(b)    Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than (i) during a Specified Acquisition Period, 5.50 to 1.00 and (ii) except during a Specified Acquisition Period, (A) for each fiscal quarter ending on or prior to March 31, 2016, 5.50 to 1.00, and (B) for the fiscal quarter ending June 30, 2016 and thereafter, 5.00 to 1.00.
(c)    Consolidated Senior Secured Leverage Ratio. Permit the Consolidated Senior Secured Leverage Ratio as of the end of any fiscal quarter of the Borrower prior to the Investment Grade Date to be greater than (i) except during a Specified Acquisition Period, 3.75 to 1.00 and (ii) during a Specified Acquisition Period, 4.00 to 1.00.
7.12    Sanctions. Directly or, to the knowledge of the Borrower or any of its Subsidiaries, indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, for the purpose of funding any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject or the target of Sanctions, or in any other manner that to the knowledge of the Borrower or any of its Subsidiaries could reasonably be expected to result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, or otherwise) of Sanctions.
7.13    Amendments of Organization Documents and Intercompany Agreements. Amend any of its Organization Documents, unless such amendments, modifications, or supplements could not reasonably be expected (a) to be materially adverse to the rights of the Administrative Agent or the Lenders or (b) to materially decrease the economic benefit or other rights that any Loan Party would have otherwise received pursuant to such agreements in any manner that would affect the subordination or third party beneficiary provisions thereof.
7.14    Accounting Changes. Make any change in (a) accounting policies or reporting practices, except to the extent consistent with GAAP, or (b) the fiscal year-end of any Loan Party.
7.15    Amendment, Etc. of Material Contracts. Amend, modify, or supplement (i) any of the Material Contracts unless such amendments, modifications, or supplements, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or (ii) any agreement related to the Existing Senior Notes or Indebtedness pursuant to Section 7.02(h) or (j) in a way that would result in the failure of such Indebtedness to comply with the requirements of Section 7.02(h) (including in the case of the Existing Senior Notes) or (j).
7.16    Limitation on Speculative Hedging. (a) Enter into any Swap Contract for speculative purposes, or (b) be party to or otherwise enter into any Swap Contract which is entered into for reasons other than as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower’s or its Restricted Subsidiaries’ operations.
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
8.01    Events of Default. Any of the following shall constitute an Event of Default:
(a)    Non-Payment. The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan, or (ii) pay within three days after the same becomes due, any interest on any Loan or any fee due hereunder, or (iii) pay within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)    Specific Covenants. The Borrower or any Loan Party (i) fails to perform or observe any term, covenant or agreement contained in any of Sections 6.01, 6.02, and 6.10 and such failure continues for 5 days after the earlier to occur of (A) receipt of written notice thereof from Administrative Agent or Required Lenders to the Borrower, or (B) a Responsible Officer otherwise has actual knowledge of any such failure; or (ii) fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a), 6.05 (only with respect to the Loan Parties), 6.07, 6.11, 6.12 or Article VII; or

(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Sections 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier to occur of (i) receipt of written notice thereof from Administrative Agent or Required Lenders to the Borrower, or (ii) a Responsible Officer otherwise has actual knowledge of any such failure; or
(d)    Representations and Warranties. (i) Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith that does not have a materiality or Material Adverse Effect qualification shall be incorrect or misleading in any material respect when made or deemed made or (ii) any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith that has a materiality or Material Adverse Effect qualification shall be incorrect or misleading in any respect when made or deemed made; or
(e)    Cross-Default. (i) Any Loan Party or any Restricted Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, but after giving effect to any applicable grace or cure periods) in respect of any Indebtedness or Guarantee thereof (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee thereof or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee thereof to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Restricted Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Restricted Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount; or
(f)    Insolvency Proceedings, Etc. Any Loan Party or any Restricted Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
(g)    Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or
(h)    Judgments. There is entered against any Loan Party or any Restricted Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
(j)    Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party or any other Person denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or
(k)    Change of Control. There occurs any Change of Control; or
(l)    Collateral Documents. Prior to the Investment Grade Date, any Collateral Document after delivery thereof pursuant to Sections 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01) on the Collateral purported to be covered thereby; or

(m)    Material Contracts. (i) Any default or event of default shall have occurred under any of the Material Contracts which has not been cured within any applicable grace period and which default or event of default could, individually or in the aggregate with any other defaults or events of default under the Material Contracts, reasonably be expected to have a Material Adverse Effect, or (ii) any of the Material Contracts shall have terminated, which termination, individually or in the aggregate with any other terminations of Material Contracts, could reasonably be expected to have a Material Adverse Effect.
8.02    Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)    declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(c)    [Reserved]; and
(d)    exercise on behalf of itself, the Lenders all rights and remedies available to it, the Lenders under the Loan Documents, including, subject to the provisions of the Intercreditor Agreement, directing the Collateral Agent to exercise the rights and remedies under the Collateral Documents (or at law or pursuant to the UCC);
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.
8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.16 hereof and Section 2.01 of the Intercreditor Agreement, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders (including fees and time charges for attorneys who may be employees of any Lender) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Third held by them; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.
Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.
ARTICLE IX
ADMINISTRATIVE AGENT AND COLLATERAL AGENT
9.01    Appointment and Authority. Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the

Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.
(a)    Without limiting the generality of the foregoing, the Administrative Agent:
(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.
(c)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06    Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(d)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
(d)    [Reserved].
9.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Syndication Agent, Co-Documentation Agents or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
9.09    Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 10.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.
The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. The Secured Parties agree that in connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). The Secured Parties agree that in connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (i) of Section 10.01 of this Agreement, and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.
9.10    Collateral and Guaranty Matters.
Without limiting the provisions of Section 9.09, each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) irrevocably authorize the Administrative Agent, at its option and in its discretion,
(a)    to instruct the Collateral Agent to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, (iii) that constitutes “Excluded Property” (as such term is defined in the Security Agreement), (iv) upon the Investment Grade Date, or (v) if approved, authorized or ratified in writing in accordance with Section 10.01;

(b)    to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; or
(c)    to instruct the Collateral Agent to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i).
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to so instruct the Collateral Agent or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to request the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to request the subordination of the Collateral Agent’s interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
9.11    Secured Cash Management Agreements and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or of the Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.
9.12    Collateral Agent. Each of the Lenders, and, by accepting the benefits of Section 8.03 and the Collateral Documents, each other Secured Party, agrees to the appointment of the Collateral Agent and other provisions set forth in Article VI of the Intercreditor Agreement.
ARTICLE X
MISCELLANEOUS
10.01    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)    waive any condition set forth in Section 4.01 (other than Section 4.01(b)(i) or (c)), or, in the case of the initial Credit Extension, Section 4.02, without the written consent of each Lender;
(b)    extend or increase the Commitment of any Lender, other than pursuant to an extension or waiver of the Subject Maturity Date as specified in the definition of Maturity Date, (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(c)    postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document, other than pursuant to an extension or waiver of the Subject Maturity Date as specified in the definition of Maturity Date, without the written consent of each Lender entitled to such payment;
(d)    reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;
(e)    change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
(f)    change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;
(g)    prior to the Investment Grade Date, instruct the Collateral Agent to release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; or
(h)    release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);
and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) the Fee

Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended or any amount owing to such Lender reduced (except in accordance with Section 2.16) or the final maturity thereof extended, in each case, without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to than other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding anything to the contrary herein, if following the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.
If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender or each affected Lender and that has been approved by the Required Lenders, the Borrower may replace such non-consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).
10.02    Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Borrower or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Materials or notices through the Platform, any other electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)    Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
(e)    Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices and Revolving Credit Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
10.04    Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees and charges and disbursements of one lead counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof; provided that the Borrower shall be required to pay only the legal fees and expenses of one corporate counsel, one special counsel, (if required and/or necessary and identified to the Borrower in advance) one local counsel in each jurisdiction and one conflicts counsel of the Administrative Agent and the Arrangers in connection with the Loan Documents, and (ii) all out of pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, but limited to one counsel for all such Persons, taken as a whole and, if necessary, of a single local counsel in each appropriate jurisdiction (which may include a single counsel acting in multiple jurisdictions) for all such Persons, taken as a whole and, solely in the case of an actual or perceived conflict of interest, one additional counsel in each applicable material jurisdiction to the affected Persons.
(b)    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including, but not limited to, reasonable and documented fees, disbursements and other charges of one firm of counsel for all such Indemnitees (and, if reasonably necessary, one firm of local counsel in each appropriate jurisdiction) (and, in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower of such conflict, of one additional firm of counsel

(and local counsel) in each relevant jurisdiction to each group of similarly affected Indemnitees), incurred by any Indemnitee, or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitees and Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials at, on, under or emanating from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OR THE STRICT LIABILITY OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) are determined by a court of competent jurisdiction by final and nonappealable judgment to be the result of any disputes among Indemnitees or any Related Party (other than any claims against the Administrative Agent or the Arrangers in their capacities as such) and other than any claims arising out of any act or omission on the part of the Borrower or its Affiliates (as determined by a court of competent jurisdiction in a final and non-appealable judgment).
(c)    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the

Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(f)    Survival. The agreements in this Section and the indemnity provision of Section 10.02(e) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.05    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.06    Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b) or (ii) by way of participation in accordance with the provisions of Section 10.06(d) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(a) or (f) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.01(a) or (f) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof; and
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made (A)to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person.
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(vii)    Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with this Section 10.06(d).
(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent sell participations to any Person (other than a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)    [Reserved].
10.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14(c) or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers of other market identifiers with respect to the credit facilities provided for herein, (h) to credit insurance providers which have been informed as to the confidential nature of such information, so long as such credit insurance providers agree in writing to be bound by the requirements of this Section 10.07, (i) with the consent of the Borrower or (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
10.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender different from the branch, office, or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
10.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative

Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
10.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.13    Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or a Non-Extending Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);
(b)    such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    such assignment does not conflict with applicable Laws; and

(e)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender or a Non-Extending Lender, the applicable assignee shall have consented to the applicable amendment, waiver, consent or Extension Offer.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
10.14    Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS

AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
10.15    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders, are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers and the Lenders, each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) none of the Administrative Agent, the Arrangers or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent, the Arrangers or the Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.17    Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments, Revolving Credit Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it and the Borrower.
10.18    USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Act.
10.19    Keepwell. The Borrower at the time the Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering the Borrower’s obligations and undertakings under this Article X voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of the Borrower under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. The Borrower intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.
10.20    ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
10.21    [Reserved].
10.22    Intercreditor Agreement. The Administrative Agent is hereby authorized on behalf of the Lenders to enter into the Intercreditor Agreement. Once executed and delivered by the parties thereto, the Intercreditor Agreement shall be binding on such Lender and its successors and assigns as if it were a party thereto.
10.23    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if required by Law:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
TESORO LOGISTICS LP

By: TESORO LOGISTICS GP, LLC, its general partner

By: /s/Phillip M. Anderson
Name: Phillip M. Anderson
Title: President

Signature Page to Credit Agreement
(Drop Down Facility)

BANK OF AMERICA, N.A., as
Administrative Agent

By: /s/Cindy Jordan
Cindy Jordan
Assistant Vice President

Signature Page to Credit Agreement
(Drop Down Facility)

BANK OF AMERICA, N.A., as a Lender

By: /s/Ronald E. McKaig
Ronald E. McKaig
Managing Director

Signature Page to Credit Agreement
(Drop Down Facility)

BARCLAYS BANK PLC.
as a Lender

By: /s/Craig J. Malloy
Name: Craig J. Malloy
Title: Director

Signature Page to Credit Agreement
(Drop Down Facility)

Citibank, N.A.,
as a Lender

By: /s/Michael Zeller
Name: Michael Zeller
Title: Vice President

Signature Page to Credit Agreement
(Drop Down Facility)

JPMorgan Chase Bank, N.A.,
as a Lender

By: /s/Dave Katz
Name: Dave Katz
Title: Executive Director

Signature Page to Credit Agreement
(Drop Down Facility)

Wells Fargo Bank, N.A.,
as a Lender

By: /s/Michael Real
Name: Michael Real
Title: Director

Signature Page to Credit Agreement
(Drop Down Facility)

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By: /s/Michael Winters
Name: Michael Winters
Title: Vice President

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By: /s/Peter Cucchiara
Name: Peter Cucchiara
Title: Vice President

Signature Page to Credit Agreement
(Drop Down Facility)

GOLDMAN SACHS BANK USA,
as a Lender

By: /s/Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

Signature Page to Credit Agreement
(Drop Down Facility)

Mizuho Bank Ltd.,
as a Lender

By: /s/Leon Mo
Name: Leon Mo
Title: Authorized Signatory

Signature Page to Credit Agreement
(Drop Down Facility)

The Bank of Tokyo Mitsubishi UFJ,
as a Lender

By: /s/Stephen W. Warfel
Name: Stephen W. Warfel
Title: Managing Director

Signature Page to Credit Agreement
(Drop Down Facility)

Toronto Dominion (Texas) LLC,
as a Lender

By: /s/Rayan Karim
Name: Rayan Karim
Title: Authorized Signatory

Signature Page to Credit Agreement
(Drop Down Facility)

UBS AG, Stamford Branch,
as a Lender

By: /s/Kenneth Chin
Name: Kenneth Chin
Title: Director

By: /s/Craig Pearson
Name: Craig Pearson
Title: Associate Director

Signature Page to Credit Agreement
(Drop Down Facility)

Compass Bank,
as a Lender

By: /s/Mark H. Wolf
Name: Mark H. Wolf
Title: Senior Vice President

Signature Page to Credit Agreement
(Drop Down Facility)

BNP Paribas,
as a Lender

By: /s/Mark Renaud
Name: Mark Renaud
Title: Managing Director

By: /s/ Reginald Crichlow
Name: Reginald Crichlow
Title: Vice President

Signature Page to Credit Agreement
(Drop Down Facility)

Credit Suisse AG, Cayman Islands Branch,
as a Lender

By: /s/Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Managing Director

By: /s/ Gregory Fantoni
Name: Gregory Fantoni
Title: Authorized Signatory

Signature Page to Credit Agreement
(Drop Down Facility)

ROYAL BANK OF CANADA,
as a Lender

By: /s/Jason S York
Name: Jason S York
Title: Authorized Signatory

Signature Page to Credit Agreement
(Drop Down Facility)

SUNTRUST BANK,
as a Lender

By: /s/Shannon Juhan
Name: Shannon Juhan
Title: Director

Signature Page to Credit Agreement
(Drop Down Facility)

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By: /s/Patrick Jeffrey
Name: Patrick Jeffrey
Title: Vice President

Signature Page to Credit Agreement
(Drop Down Facility)

ABN AMRO CAPITAL USA LLC,
as a Lender

By: /s/Darrell Holley
Name: Darrell Holley
Title: Managing Director

By: /s/ Casey Lowary
Name: Casey Lowary
Title: Executive Director

Signature Page to Credit Agreement
(Drop Down Facility)

Frost Bank, a Texas state bank,
as a Lender

By: /s/Philip R. Rosenfeld
Name: Philip R. Rosenfeld
Title: Senior Vice President

Signature Page to Credit Agreement
(Drop Down Facility)

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/Tom Byargeon
Name: Tom Byargeon
Title: Managing Director

Signature Page to Credit Agreement
(Drop Down Facility)

SUMITOMO MITSUI BANKING CORP.,
as a Lender

By: /s/James D. Weinstein
Name: James D. Weinstein
Title: Managing Director

Signature Page to Credit Agreement
(Drop Down Facility)

Raymond James Bank, N.A.,
as a Lender

By: /s/Alexander L. Rody
Name: Alexander L. Rody
Title: Senior Vice President

Signature Page to Credit Agreement
(Drop Down Facility)

SCHEDULE 1-A
INITIAL TERMINALS

Anchorage, Alaska Terminal #1
Los Angeles, California Wilmington Terminal
San Joaquin, California Stockton Terminal
Contra Costa, California Amorco Terminal
Cassia, Idaho Burley Terminal
Morton, North Dakota Mandan Terminal
Salt Lake, Utah Salt Lake Terminal
Clark, Washington Vancouver Terminal
Skagit, Washington Anacortes Rail Terminal
Skagit, Washington Anacortes Truck Terminals (2014)
Los Angeles, California East Hynes Terminal
Los Angeles, California West Hynes Terminal
Los Angeles, California Hathaway Terminal
Los Angeles, California Vinvale Terminal
Los Angeles, California Carson Products Terminal
Los Angeles, California Carson Crude Terminal

Schedule 1-A to Credit Agreement
001214-0009-14324-Active.18542630

SCHEDULE 1-B
MATERIAL CONTRACTS

1.
Transportation Services Agreement (High Plains Pipeline System), dated as of April 26, 2011, between Tesoro High Plains Pipeline Company LLC and Tesoro Refining & Marketing Company LLC, f/k/a Tesoro Refining and Marketing Company.

2.	Second Amended and Restated Trucking Transportation Services Agreement, dated as of March 26, 2013, among Tesoro Logistics Operations, LLC and Tesoro Refining & Marketing Company LLC.

3.
Second Amended and Restated Master Terminalling Services Agreement executed as of May 3, 2013, by and among Tesoro Refining & Marketing Company LLC, Tesoro Alaska Company and Tesoro Logistics Operations LLC.

4.
Transportation Services Agreement (SLC Short Haul Pipelines), dated as of April 26, 2011, between Tesoro Logistics Operations LLC and Tesoro Refining & Marketing Company LLC, f/k/a Tesoro Refining and Marketing Company.

5.
Salt Lake City Storage and Transportation Services Agreement, dated as of April 26, 2011, between Tesoro Refining & Marketing Company LLC, f/k/a Tesoro Refining and Marketing Company and Tesoro Logistics Operations LLC.

6.
Amorco Marine Terminal Use and Throughput Agreement, effective April 1, 2012, between Tesoro Refining & Marketing Company LLC, f/k/a Tesoro Refining and Marketing Company and Tesoro Logistics Operations, LLC.

7.
Amended and Restated Long Beach Berth Access, Use and Throughput Agreement, dated as of December 6, 2013, among Tesoro Refining & Marketing Company LLC, Tesoro Logistics GP, LLC, Tesoro Logistics LP, and Tesoro Logistics Operations LLC.

8.
Transportation Services Agreement (LAR Short-Haul Pipelines), executed as of September 14, 2012, among Tesoro Logistics Operations LLC, Tesoro Logistics GP, LLC, Tesoro Logistics LP and Tesoro Refining & Marketing Company LLC, f/k/a Tesoro Refining and Marketing Company.

9.
Right of First Refusal, Option Agreement and Agreement of Purchase and Sale, dated as of November 15, 2012, between Tesoro Logistics Operations LLC and Tesoro Refining & Marketing Company LLC, f/k/a Tesoro Refining and Marketing Company.

10.
Anacortes Mutual Track Use Agreement dated effective as of November 15, 2012, by and between Tesoro Logistics Operations LLC and Tesoro Refining & Marketing Company LLC, f/k/a Tesoro Refining and Marketing Company.

11.
Anacortes Track Use and Throughput Agreement, dated as of November 15, 2012, among Tesoro Logistics LP, Tesoro Logistics GP, LLC, Tesoro Refining & Marketing Company LLC, f/k/a Tesoro Refining and Marketing Company and Tesoro Logistics Operations LLC.

Schedule 1-B to Credit Agreement
001214-0009-14324-Active.18542630

12.	Amendment No. 1 to Anacortes Track Use and Throughput Agreement, dated as of July 1, 2014, between Tesoro Refining & Marketing Company LLC and Tesoro Logistics Operations LLC.

13.	Ground Lease, dated as of November 15, 2012, between Tesoro Logistics Operations LLC and Tesoro Refining & Marketing Company LLC, f/k/a Tesoro Refining and Marketing Company.

14.
Long Beach Operating Agreement dated as of September 14, 2012, by and between Tesoro Logistics Operations LLC, and for purposes of Section 13 thereof only, Tesoro Logistics GP, LLC and Tesoro Logistics LP, on the one hand, and Tesoro Refining & Marketing Company LLC, f/k/a Tesoro Refining and Marketing Company, on the other hand.

15.	First Amendment to Ground Lease, dated as of July 1, 2014, between Tesoro Refining & Marketing Company LLC and Tesoro Logistics Operations LLC.

16.	Carson Storage Services Agreement, dated as of June 1, 2013, among Tesoro Logistics LP, Tesoro Logistics GP, LLC, Tesoro Refining & Marketing Company LLC and Tesoro Logistics Operations LLC.

17.
Carson Assets Indemnity Agreement, dated as of December 6, 2013, among Tesoro Corporation, Tesoro Refining & Marketing Company LLC, Tesoro Logistics GP, LLC, Tesoro Logistics LP, and Tesoro Logistics Operations LLC.

18.	Berth 121 Sublease Rights Agreement, dated as of December 6, 2013, among Carson Cogeneration Company and Tesoro Refining & Marketing Company LLC.

19.	Berth 121 Operating Agreement, dated as of December 6, 2013, between Carson Cogeneration Company and Tesoro Logistics Operations LLC.

20.	Terminal 2 Sublease Rights Agreement, dated as of December 6, 2013, among Tesoro Refining & Marketing Company LLC, Tesoro Logistics GP, LLC, Tesoro Logistics LP, and Tesoro Logistics Operations LLC.

21.
Terminals 2 and 3 Ground Lease Rights Agreement, dated as of December 6, 2013, among Tesoro Refining & Marketing Company LLC, Tesoro Logistics GP, LLC, Tesoro Logistics LP, and Tesoro Logistics Operations LLC.

22.	Terminals 2 and 3 Operating Agreement, dated as of December 6, 2013, among Tesoro Refining & Marketing Company LLC, Tesoro Logistics GP, LLC, Tesoro Logistics LP, and Tesoro Logistics Operations LLC.

23.
Long Beach Berth Throughput Agreement, dated as of December 6, 2013, among Carson Cogeneration Company, Tesoro Refining & Marketing Company LLC, Tesoro Logistics GP, LLC, Tesoro Logistics LP, and Tesoro Logistics Operations LLC.

Schedule 1-B to Credit Agreement
001214-0009-14324-Active.18542630

24.
Amended and Restated Master Terminalling Services Agreement – Southern California, dated as December 6, 2013, among Tesoro Refining & Marketing Company LLC, Tesoro Logistics GP, LLC, Tesoro Logistics LP, and Tesoro Logistics Operations LLC.

25.	Long Beach Storage Services Agreement, dated as of December 6, 2013, among Tesoro Refining & Marketing Company LLC, Tesoro Logistics GP, LLC, Tesoro Logistics LP, and Tesoro Logistics Operations LLC.

26.	Transportation Services Agreement (SoCal Pipelines), dated as of December 6, 2013, between Tesoro Refining & Marketing Company LLC and Tesoro SoCal Pipeline Company LLC.

27.
Pipeline Throughput Agreement (Pipelines from Port of Long Beach Berths 84A & 86 to Wilmington Refinery Units), dated as of December 6, 2013, between Tesoro Logistics Operations LLC and Tesoro Refining & Marketing Company LLC.

28.
Carson Coke Handling Services Agreement, dated as of December 6, 2013, among Tesoro Refining & Marketing Company LLC, Tesoro Logistics GP, LLC, Tesoro Logistics LP, and Tesoro Logistics Operations LLC.

29.
Amended and Restated Representation and Services Agreement for Oil Spill Contingency Planning, Response and Remediation, dated as of December 6, 2013, by and among Tesoro Companies, Inc., Tesoro Maritime Company, Tesoro Refining & Marketing Company LLC, Tesoro Alaska Company, Kenai Pipeline Company, Tesoro Alaska Pipeline Company, Carson Cogeneration Company, Tesoro Logistics Operations LLC, Tesoro High Plains Pipeline Company LLC, Tesoro Logistics Pipelines LLC, and Tesoro Logistics Northwest Pipeline LLC.

30.	Lease Agreement, dated as of December 6, 2013, between Tesoro Refining & Marketing Company LLC and Tesoro Logistics Operations LLC.

31.	Sublease, dated as of December 9, 2013, by and between Tesoro Refining & Marketing Company LLC and Tesoro Logistics Operations LLC.

32.	Terminalling Services Agreement – Nikiski, dated as of July 1, 2014, among Tesoro Alaska Company LLC, Tesoro Logistics GP, LLC, Tesoro Logistics LP, and Tesoro Logistics Operations LLC.

33.	Terminalling Services Agreement – Anacortes, dated as of July 1, 2014, among Tesoro Refining & Marketing Company LLC, Tesoro Logistics GP, LLC, Tesoro Logistics LP and Tesoro Logistics Operations LLC.

Schedule 1-B to Credit Agreement
001214-0009-14324-Active.18542630

34.	Terminalling Services Agreement – Martinez, dated as of July 1, 2014, among Tesoro Refining & Marketing Company LLC, Tesoro Logistics GP, LLC, Tesoro Logistics LP, and Tesoro Logistics Operations LLC.

35.	Storage Services Agreement - Anacortes, dated as of July 1, 2014, among Tesoro Refining & Marketing Company LLC, Tesoro Logistics GP, LLC, Tesoro Logistics LP and Tesoro Logistics Operations LLC.

36.	Ground Lease dated as of July 1, 2014, between Tesoro Refining & Marketing Company LLC and Tesoro Logistics Operations LLC.

37.	Martinez License Agreement, dated as of July 1, 2014, between Tesoro Refining & Marketing Company LLC and Tesoro Logistics Operations LLC.

38.	Martinez Rights Agreement, dated as of July 1, 2014, among Tesoro Refining & Marketing Company LLC, Tesoro Logistics GP, LLC, Tesoro Logistics LP and Tesoro Logistics Operations LLC.

39.
Third Amended and Restated Omnibus Agreement, dated as of July 1, 2014, among Tesoro Corporation, Tesoro Refining & Marketing Company LLC, Tesoro Companies, Inc., Tesoro Alaska Company LLC, Tesoro Logistics LP and Tesoro Logistics GP, LLC.

40.
Secondment and Logistics Services Agreement, dated as of July 1, 2014, among Tesoro Refining & Marketing Company LLC, Tesoro Companies, Inc., Tesoro Alaska Company LLC, Tesoro Logistics GP, LLC, Tesoro Logistics Operations, LLC, Tesoro Logistics Pipelines LLC, Tesoro High Plains Pipeline Company LLC, Tesoro Logistics Northwest Pipeline LLC and Tesoro Alaska Pipeline Company LLC.

41.
Termination Agreement, dated as of July 1, 2014, among Tesoro Refining & Marketing Company LLC, Tesoro Companies, Inc., Tesoro Alaska Company LLC, Tesoro Logistics GP, LLC, Tesoro Logistics Operations, LLC and Tesoro High Plains Pipeline Company LLC.

42.	Construction Service Agreement, dated as of July 1, 2014, between Tesoro Logistics, Operations, LLC and Tesoro Refining & Marketing Company LLC.

43.	Transportation Services Agreement dated May 7, 2014, between Tesoro High Plains Pipeline Company LLC and Tesoro Refining and Marketing Company LLC.

44.	License Agreement dated as of November 12, 2015, between Tesoro Logistics, Operations and Tesoro Refining & Marketing Company LLC.

45.
Carson II Storage Services Agreement dated as of November 12, 2015, and Related Services Agreement among Tesoro Refining & Marketing Company LLC, Tesoro Logistics GP, LLC, Tesoro Logistics LP, and Tesoro Logistics, Operations.

Schedule 1-B to Credit Agreement
001214-0009-14324-Active.18542630

SCHEDULE 1-C
MORTGAGES AND DEEDS OF TRUST

Terminal Mortgages:

1.	Anchorage, Alaska Terminal #1 (Anchorage Co.)

2.	Los Angeles, California Terminal (Los Angeles Co.)

3.	Stockton, California Terminal (San Joaquin Co.)

4.	Amorco, California Terminal (Contra Costa Co.)

5.	Burley, Idaho Terminal (Cassia Co.)

6.	Mandan, North Dakota Terminal (Morton Co.)

7.	Salt Lake City, Utah Tank Farm, Terminal and Pipelines (Salt Lake Co.)

8.	Vancouver, Washington Terminal (Clark Co.)

9.	Anacortes, Washington Terminal (Skagit Co.)

10.	Anacortes, Washington Terminal (Skagit Co.) (2014)

11.	Carson, Long Beach, South Gate, and Signal Hill, California (Los Angeles Co.)

a.	Carson Crude Terminal (Carson, California)

b.	East Hynes Terminal (Long Beach, California)

c.	Vinvale Refinery (South Gate, California)

d.	Hathaway Terminal (Signal Hill, California)

e.	Carson Products Terminal (Carson, California)

Pipeline System Mortgages (High Plains):

1.	Billings Co., North Dakota

2.	Burke Co., North Dakota

3.	Divide Co., North Dakota

4.	Dunn Co., North Dakota

5.	Golden Valley Co., North Dakota

6.	McKenzie Co., North Dakota

7.	Mercer, North Dakota

8.	Morton, North Dakota

9.	Mountrail, North Dakota

10.	Oliver, North Dakota

11.	Williams, North Dakota

12.	Dawson Co., Montana

13.	Richland Co., Montana

Pipeline System Mortgages (Utah Short Haul):

1.	Davis Co., Utah

2.	Salt Lake City, Utah Tank Farm, Terminal and Pipelines (Salt Lake Co.)

Schedule 1-C to Credit Agreement
001214-0009-14324-Active.18542630

SCHEDULE 1.01(A)
GUARANTORS

Tesoro Logistics Operations LLC
Tesoro High Plains Pipeline Company LLC
Tesoro Logistics Finance Corp.
Tesoro Logistics Pipelines LLC
Tesoro Logistics Northwest Pipeline LLC
Tesoro SoCal Pipeline Company LLC
Tesoro Alaska Pipeline Company LLC
QEP Field Services, LLC
QEP Midstream Partners, LP
QEP Midstream Partners GP, LLC
QEP Midstream Partners Operating, LLC
QEPM Gathering I, LLC
Green River Processing, LLC
Rendezvous Pipeline Company, LLC

Schedule 1.01(A) to Credit Agreement
001214-0009-14324-Active.18542630

SCHEDULE 2.01
COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$64,354,838.71	6.435483871%
Barclays Bank PLC	$64,354,838.71	6.435483871%
Citibank, N.A.	$64,354,838.71	6.435483871%
JPMorgan Chase Bank, N.A.	$64,354,838.71	6.435483871%
Wells Fargo Bank, N.A.	$64,354,838.71	6.435483871%
Deutsche Bank AG, New York Branch	$52,096,774.19	5.209677419%
Goldman Sachs Bank USA	$52,096,774.19	5.209677419%
Mizuho Bank, Ltd.	$52,096,774.19	5.209677419%
The Bank of Tokyo Mitsubishi UFJ	$52,096,774.19	5.209677419%
Toronto Dominion (Texas) LLC	$52,096,774.19	5.209677419%
UBS AG, Stamford Branch	$50,000,000.00	5.000000000%
Compass Bank	$39,838,709.68	3.983870968%
BNP Paribas	$39,838,709.68	3.983870968%
Credit Suisse AG, Cayman Islands Branch	$39,838,709.68	3.983870968%
Royal Bank of Canada	$39,838,709.68	3.983870968%
SunTrust Bank	$39,838,709.68	3.983870968%
U.S. Bank National Association	$39,838,709.68	3.983870968%
ABN AMRO Capital USA LLC	$30,645,161.29	3.064516129%
Frost Bank	$30,645,161.29	3.064516129%
PNC Bank, National Association	$30,645,161.29	3.064516129%
Sumitomo Mitsui Banking Corp.	$30,645,161.29	3.064516129%
Raymond James Bank, N.A.	$6,129,032.26	0.612903226%
Total	1,00,000,000.00	100.000000000%

Schedule 2.01 to Credit Agreement
001214-0009-14324-Active.18542630

SCHEDULE 5.09
ENVIRONMENTAL MATTERS
None.

Schedule 5.09 to Credit Agreement
001214-0009-14324-Active.18542630

SCHEDULE 5.11
CERTAIN TAX INFORMATION
None.

Schedule 5.11 to Credit Agreement
001214-0009-14324-Active.18542630

SCHEDULE 5.13
SUBSIDIARIES AND OTHER EQUITY INVESTMENTS; LOAN PARTIES

(a)
Subsidiaries: (1) The Borrower is the sole stockholder of Tesoro Logistics Finance Corp., a Delaware corporation (“TLFC”); (2) the Borrower is the sole member of Tesoro Logistics Operations LLC, a Delaware limited liability company (“Opco”); (3) Opco is the sole member of Tesoro Logistics Pipelines LLC, a Delaware limited liability company; (“TLPL”); (4) TLPL is the sole member of Tesoro High Plains Pipeline Company LLC, a Delaware limited liability company (“Tesoro High Plains”); (5) TLPL is the sole member of Tesoro Logistics Northwest Pipeline LLC, a Delaware limited liability company (“TLNP”); (6) Opco is the sole member of Tesoro SoCal Pipeline Company LLC; (7) TLPL is the sole member of Tesoro Alaska Pipeline Company LLC; (8) the Borrower is the sole member of QEP Field Services LLC, a Delaware limited liability company (“QEPFS”); (9) QEPFS owns a 60% membership interest in Green River Processing, LLC, a Delaware limited liability company (“Green River”); (10) QEPFS is the sole member of QEP Midstream Partners GP, LLC (“QEPM GP”), a Delaware limited liability company; (11) QEPM GP owns a 2% general partnership interest in QEP Midstream Partners, LP a Delaware Limited Partnership (“QEPM”); (12) QEPFS owns a 98% limited partnership interest in QEPM; (13) QEPM is the sole member of QEP Midstream Partners Operating, LLC, a Delaware limited liability company (“QEP Opco”); (14) QEP Opco owns a 40% membership interest in Green River; (15) QEP Opco is the sole member of QEPM Gathering I, LLC, a Delaware limited liability company (“Gathering I”); (16) Gathering I is the sole member of Rendezvous Pipeline Company, LLC, a Colorado limited liability company; and (17) Gathering I owns a 78% membership interest in Rendezvous Gas Services, L.L.C., a Wyoming limited liability company.

(b)
Equity Investments: QEPFS owns a 38% membership interest in Uintah Basin Field Services, L.L.C., a Delaware limited liability company; and (2) QEP Opco owns a 50% membership interest in Three Rivers Gathering, LLC, a Delaware limited liability company.

(c)	See table below:

Full Legal Name	Jurisdiction of Organization	Organizational ID # and Federal Tax ID #	Chief Executive Office Address and Mailing Address (if different than CEO Address)
Tesoro Logistics LP	Delaware	4901711 27-4151603	19100 Ridgewood Parkway, San Antonio, TX 78259

Schedule 5.13 to Credit Agreement
001214-0009-14324-Active.18542630

Full Legal Name	Jurisdiction of Organization	Organizational ID # and Federal Tax ID #	Chief Executive Office Address and Mailing Address (if different than CEO Address)
Tesoro Logistics Operations LLC	Delaware	4890313 27-4151836	19100 Ridgewood Parkway, San Antonio, TX 78259
Tesoro High Plains Pipeline Company LLC	Delaware	3416709 27-4152862	19100 Ridgewood Parkway, San Antonio, TX 78259
Tesoro Logistics Finance Corp.	Delaware	5204292 35-2453789	19100 Ridgewood Parkway, San Antonio, TX 78259
Tesoro Logistics Pipelines LLC	Delaware	5251002 61-1698909	19100 Ridgewood Parkway, San Antonio, TX 78259
Tesoro Logistics Northwest Pipeline LLC	Delaware	5250997 80-0873558	19100 Ridgewood Parkway, San Antonio, TX 78259
Tesoro SoCal Pipeline Company LLC	Delaware	5244177 35-2461308	19100 Ridgewood Parkway, San Antonio, TX 78259
Tesoro Alaska Pipeline Company LLC	Delaware	0817262 74-1646130	19100 Ridgewood Parkway, San Antonio, TX 78259
QEP Field Services, LLC	Delaware	5591476 47-1671046	19100 Ridgewood Parkway, San Antonio, TX 78259
QEP Midstream Partners GP, LLC	Delaware	5273000 46-2636925	19100 Ridgewood Parkway, San Antonio, TX 78259
QEP Midstream Partners, LP	Delaware	5273005 80-0918184	19100 Ridgewood Parkway, San Antonio, TX 78259
QEP Midstream Partners Operating, LLC	Delaware	5273009 46-2648015	19100 Ridgewood Parkway, San Antonio, TX 78259
QEPM Gathering I, LLC	Delaware	5372249 46-3283494	19100 Ridgewood Parkway, San Antonio, TX 78259

Schedule 5.13 to Credit Agreement
001214-0009-14324-Active.18542630

Full Legal Name	Jurisdiction of Organization	Organizational ID # and Federal Tax ID #	Chief Executive Office Address and Mailing Address (if different than CEO Address)
Rendezvous Pipeline Company, LLC	Colorado	20061038462 80-0918184	19100 Ridgewood Parkway, San Antonio, TX 78259
Green River Processing, LLC	Delaware	5478158 46-4995184	19100 Ridgewood Parkway, San Antonio, TX 78259

Schedule 5.13 to Credit Agreement
001214-0009-14324-Active.18542630

SCHEDULE 7.01
EXISTING LIENS

UCC-1 financing statement filed on February 9, 2012, No. 20120726671, and all existing amendments thereto, naming Chesapeake Funding LLC as secured party and Tesoro Logistics GP, LLC as debtor.

UCC-1 financial statement filed on February 11, 2013, No. 20130658089, and all existing amendments thereto, naming Chesapeake Funding LLC as secured party and Tesoro Logistics GP, LLC as debtor.

UCC-1 financing statement filed on November 14, 2011, No. 20114355833, and all existing amendments thereto, naming Chesapeake Funding LLC as secured party and Tesoro Logistics GP, LLC as debtor.

UCC-1 financing statement filed on January 6, 2015, No. 20150038421, and all existing amendments thereto, naming North Central Rental & Leasing, LLC as secured party and Tesoro High Plains Pipeline Company LLC as debtor.

Schedule 7.01 to Credit Agreement
001214-0009-14324-Active.18542630

SCHEDULE 7.02
EXISTING INDEBTEDNESS
None.

Schedule 7.02 to Credit Agreement

001214-0009-14324-Active.18542630

SCHEDULE 7.03
EXISTING INVESTMENTS

All funds and Investments held under the following accounts:

Account Owner	Bank	Account Number
Tesoro Logistics LP	Bank of America, N.A.	#4427149883
Tesoro Logistics LP	Bank of America, N.A.	#3359484493
Tesoro Logistics LP	Bank of America, N.A.	#4427678765
QEP Midstream Partners LP	Bank of America, N.A.	#4451043463
Green River Processing LLC	Bank of America, N.A.	#4451043492
Uintah Basin Field Services LLc	Bank of America, N.A.	#4451043447
Rendezvous Gas Services LLC	Bank of America, N.A.	#4451043476
Three Rivers Gathering LLC	Bank of America, N.A.	#4451043489

1.	QEP Opco owns a 50% membership interest in Three Rivers Gathering, LLC, a Delaware limited liability company.

2.	QEPFS owns a 38% membership interest in Uintah Basin Field Services, L.L.C., a Delaware limited liability company.

3.	Gathering I owns a 78% membership interest in Rendezvous Gas Services, L.L.C., a Wyoming limited liability company.

Schedule 7.03 to Credit Agreement
001214-0009-14324-Active.18542630

SCHEDULE 7.09
BURDENSOME AGREEMENTS

None.

Schedule 7.09 to Credit Agreement

001214-0009-14324-Active.18542630

SCHEDULE 10.02
ADMINISTRATIVE AGENT’S OFFICE, CERTAIN ADDRESSES FOR NOTICES

BORROWER:
Tesoro Logistics LP
19100 Ridgewood Parkway
San Antonio, Texas 78259
Attention: Brad Lakhia
Telephone: (210) 626-4245
Telecopier: (210) 626-4133
Electronic Mail: brad.s.lakhia@tsocorp.com
Website Address: www.tsocorp.com
U.S. Taxpayer Identification Number: 27-4151603
ADMINISTRATIVE AGENT:
Administrative Agent’s Office
(for payments and Requests for Credit Extensions):
Bank of America, N.A.
901 Main Street
Mail Code: TX1-492-14-04
Dallas, Texas 75202-3714
Attention: Betty Coleman
Telephone: 214-209-0993
Telecopier: 214-290-9419
Electronic Mail: betty.coleman@baml.com
Account No.: 1292000883
Ref: Tesoro Logistics LP
ABA# 026-009-593
Other Notices as Administrative Agent:
Primary Contact:
Bank of America, N.A.
900 West Trade St., 6th Floor
Mail Code: NC1-026-06-03
Charlotte, North Carolina 28255
Attention: Cindy Jordan, Assistant Vice President;
      Agency Management Officer II
Telephone: 980-386-2359
Telecopier: 704-409-0883
Electronic Mail: Cindy.t.jordan@baml.com

Secondary Contact:

Bank of America, N.A.
900 West Trade St., 6th Floor
Mail Code: NC1-026-06-03
Charlotte, North Carolina 28255
Attention: Erik Truette, Vice President;

Schedule 10.02 to Credit Agreement

001214-0009-14324-Active.18542630

      Agency Management Officer III
Telephone: 980-387-5451
Telecopier: 704-409-0015
Electronic Mail: erik.m.truette@baml.com

Schedule 10.02 to Credit Agreement

001214-0009-14324-Active.18542630

EXHIBIT A-1

FORM OF REVOLVING CREDIT LOAN NOTICE
Date: ___________, _____

To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of January 29, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Tesoro Logistics LP, a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.
The undersigned hereby requests (select one):
A Revolving Credit Borrowing

1.	On (a Business Day).

2.	In the amount of $

3.	Comprised of
[Type of Loan requested]

4.	For Eurodollar Rate Loans: with an Interest Period of months.
A conversion or continuation of Revolving Credit Loans
1.    On                              (a Business Day).

2.	In the amount of $

3.	Comprised of
[Type of Loan to be converted or continued]

4.	To be [converted into] [continued as] Revolving Credit Loans comprised of
[Type of Loan requested]

5.	For Eurodollar Rate Loans: with an Interest Period of months.

Exhibit A-1 to Drop Down Credit Agreement – Form of Revolving Credit Loan Notice

#5109245

[The Revolving Credit Borrowing requested herein complies with clause (i) of the proviso to the first sentence of Section 2.01 of the Agreement.]2
The Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a) and (b) shall be satisfied on and as of the date of the Revolving Credit Borrowing.
Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.
TESORO LOGISTICS LP

By: TESORO LOGISTICS GP, LLC, its general partner

By: ___________________________________
Name: _________________________________
Title: __________________________________

________________________

2 Include this sentence in the case of a Revolving Credit Borrowing.

Exhibit A-1 to Drop Down Credit Agreement – Form of Revolving Credit Loan Notice

Exhibit A-2

[Reserved]

Exhibit A-2 to Drop Down Credit Agreement – [Reserved]

EXHIBIT B-1
FORM OF NOTE
___________, ____

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of January 29, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.
The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

Exhibit B-1 to Drop Down Credit Agreement – Form of Note

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
TESORO LOGISTICS LP

By:	TESORO LOGISTICS GP, LLC, its general partner
By: ___________________________________
Name: _________________________________
Title: __________________________________

Exhibit B-1 to Drop Down Credit Agreement – Form of Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Exhibit B-1 to Drop Down Credit Agreement – Form of Note

EXHIBIT B-2
[Reserved]

Exhibit B-2 to Drop Down Credit Agreement – [Reserved]

EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date: ________, ____

To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of January 29, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Tesoro Logistics LP, a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.
The undersigned Financial Officer hereby certifies as of the date hereof that he/she is the ___________________________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrower, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1.    The Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
2.    The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations, partners’ capital, retained earnings and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
____________________
3     This certificate should be from the chief executive officer, chief financial officer, treasurer or controller of the Borrower.

Exhibit C to Drop Down Credit Agreement – Form of Compliance Certificate

3.    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by such financial statements.
4.    A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and
[select one:]
[to the best knowledge of the undersigned, during such fiscal period the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
--or--
[to the best knowledge of the undersigned, the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
5.    The representations and warranties of the Borrower contained in Article V of the Agreement and all representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects (except for such representations and warranties that have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except for such representations and warranties that have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.
6.    The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.
[Include following paragraph 7 for any Material Unrestricted Subsidiary Quarter]

Exhibit C to Drop Down Credit Agreement – Form of Compliance Certificate

[7.    With respect to the fiscal quarter of the Borrower ended as of the above date in which, as of the last day of such fiscal quarter, Unrestricted Subsidiaries collectively (i) have total assets exceeding 5% of the total assets of the Borrower and its Subsidiaries, determined in accordance with GAAP or (ii) generate more than 5% of Consolidated EBITDA for the four fiscal quarter period ending on such date, this Compliance Certificate sets forth a reasonably detailed reconciliation of each of the components reflected in such calculation, as well as of Consolidated Net Tangible Assets, to the corresponding consolidated amounts set forth in the financial statements, in form and substance reasonably satisfactory to the Administrative Agent, together with consolidating statements of income or operations, changes in partners’ capital, retained earnings and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, all in reasonable detail, such consolidating statements certified by a Financial Officer of the Borrower as fairly presenting the financial condition, results of operations, partners’ capital, retained earnings and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.]
IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of _________________, __________.
TESORO LOGISTICS LP

By:	TESORO LOGISTICS GP, LLC, its general partner
By: ___________________________________
Name: _________________________________
Title: __________________________________

Exhibit C to Drop Down Credit Agreement – Form of Compliance Certificate

For the Quarter/Year ended ___________________, ____ (“Statement Date”)
SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

I.	Section 7.11(a) – Consolidated Interest Coverage Ratio.[4]

	A.	Consolidated EBITDA for Measurement Period ending on the Statement Date (“Subject Period”) calculated pursuant to attached Schedule 2:	$______

	B.	Consolidated Interest Charges for Subject Period:	$______

	C.	Consolidated Interest Coverage Ratio (Line I.A. ÷ Line I.B):	____ to 1

		Minimum required:	2.50 to 1

II.	Section 7.11(b) – Consolidated Leverage Ratio.[5]

	A.	Consolidated Funded Indebtedness at Statement Date	$______
______________________
4 Calculated as of each fiscal quarter end, for each fiscal quarter ending on or before the Investment Grade Date.
5 Calculated as of each fiscal quarter end.

Exhibit C to Drop Down Credit Agreement – Form of Compliance Certificate

B.	all cash and Cash Equivalents held by the Borrower and its Restricted Subsidiaries at Statement Date[6]

C.	Consolidated EBITDA for Subject Period (Line I.A. above):	$______

D.	Consolidated Leverage Ratio ([Line II.A – Line II.B] ÷ Line II.C):	____ to 1

	Specified Acquisition Period Applicable	Yes
No
	Maximum permitted:	[5.50 to 1] / [[5.50] [5.00] to 1][7]

______________________

6 Other than any restricted cash or restricted Cash Equivalents.
7 Use (i) for the end of any fiscal quarter during a Specified Acquisition Period, 5.50 to 1.00 and (ii) except during a Specified Acquisition Period, (A) for each fiscal quarter ending on or prior to March 31, 2016, 5.50 to 1.00, and (B) for the fiscal quarter ending June 30, 2016 and thereafter, 5.00 to 1.00.

Exhibit C to Drop Down Credit Agreement – Form of Compliance Certificate

III.	Section 7.11(c) – Consolidated Senior Secured Leverage Ratio.

	A.	Consolidated Senior Secured Indebtedness at Statement Date	$______

	B.	Consolidated EBITDA for Subject Period (Line I.A. above):	$______

	C.	Consolidated Senior Secured Leverage Ratio (Line III.A ÷ Line III.B):	____ to 1

		Specified Acquisition Period Applicable: Maximum permitted:	Yes No⁭ [3.75 to 1] / [4.00 to 1]

______________________

8 Calculated as of each fiscal quarter end, for each fiscal quarter ending on or before the Investment Grade Date.
9 Use (i) except during a Specified Acquisition Period, 3.75 to 1.00 and (ii) during a Specified Acquisition Period, 4.00 to 1.00.

Exhibit C to Drop Down Credit Agreement – Form of Compliance Certificate

For the Quarter/Year ended ___________________, ____ (“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)
Consolidated EBITDA
(in accordance with the definition of Consolidated EBITDA
as set forth in the Agreement)

Consolidated EBITDA	Quarter Ended __________	Quarter Ended __________	Quarter Ended __________	Quarter Ended __________	Pro forma Adjustments	Twelve Months Ended __________
Consolidated Net Income
+Consolidated Interest Charges
+income taxes
+depreciation expense
+amortization expense
+permitted Acquisition or Disposition expenses in an aggregate amount not to exceed 10% of most recent Consolidated EBITDA

Exhibit C to Drop Down Credit Agreement – Form of Compliance Certificate

+non-recurring non-cash expenses for inspection, repairs, testing and monitoring until December 31, 2014 in connection with the Borrower’s acquisition of pipeline assets pursuant to the Chevron Acquisition Agreement

- income tax credits
- non-cash income
+Material Project EBITDA Adjustments[10]
= Consolidated EBITDA

______________________

10    Include at Borrower’s option.

Exhibit C to Drop Down Credit Agreement – Form of Compliance Certificate

EXHIBIT D-1
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]11 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]12 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]13 hereunder are several and not joint.]14 Capitalized terms used but not defined herein shall have the meanings given to them in the Third Amended and Restated Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein
______________________

11    For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
12    For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
13    Select as appropriate.
14    Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit D-1 to Drop Down Credit Agreement – Form of Assignment and Assumption

collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.
1.    Assignor[s]

2.    Assignee[s]

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

4.
Credit Agreement: Credit Agreement, dated as of January 29, 2016, among Tesoro Logistics LP, as Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent

5.    Assigned Interest:

Assignor[s][15]	Assignee[s][16]	Aggregate Amount of Commitment/Loans for all Lenders[17]	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[18]	CUSIP Number

		$________________	$_________	____________%
		$________________	$_________	____________%
		$________________	$_________	____________%
______________________

15    List each Assignor, as appropriate.
16    List each Assignee, as appropriate.
17    Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
18    Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibit D-1 to Drop Down Credit Agreement – Form of Assignment and Assumption

6.    [Trade Date:    __________________]19
Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

______________________

19    To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit D-1 to Drop Down Credit Agreement – Form of Assignment and Assumption

The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR

[NAME OF ASSIGNOR]

By: ___________________________________
Name: _________________________________
Title: __________________________________

ASSIGNEE

[NAME OF ASSIGNEE]

By: ___________________________________
Name: _________________________________
Title: __________________________________

[Consented to and]20 Accepted:
BANK OF AMERICA, N.A., as
Administrative Agent

By: ____________________________
Name: __________________________
Title: ___________________________

[Consented to:]21

TESORO LOGISTICS LP

By:	TESORO LOGISTICS GP, LLC, its general partner
______________________

20 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
21 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

Exhibit D-1 to Drop Down Credit Agreement – Form of Assignment and Assumption

By: ____________________________
Name: __________________________
Title: ___________________________

Exhibit D-1 to Drop Down Credit Agreement – Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1.    Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii), (v) [and (vi)] of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will

Exhibit D-1 to Drop Down Credit Agreement – Form of Assignment and Assumption

perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit D-1 to Drop Down Credit Agreement – Form of Assignment and Assumption

EXHIBIT D-2

FORM OF ADMINISTRATIVE QUESTIONNAIRE
See attached.

Exhibit D-2 to Drop Down Credit Agreement – Form of Administrative Questionnaire

1

ADMINISTRATIVE QUESTIONNAIRE – (US DOLLAR ONLY)

CONFIDENTIAL

1. Information as of date (enter date):

2. Borrower or Deal Name: Tesoro Logistics LP

3. Legal Name of Lender of Record for Signature Page:

Markit Entity Identifier (MEI) #:

Fund Manager Name (if applicable):

Legal Address from Tax Document of Lender of Record:

Country:

Address:

City: State/Province: Postal Code:

4. Domestic Funding Address:

Street Address:

Suite/ Mail Code:

City: State:

Postal Code: Country:

5. Eurodollar Funding Address (*if different than #4*):

Street Address:

Suite/ Mail Code:

City: State:

Postal Code: Country:

6. Credit Contact Information:

Syndicate level information (which may contain material non-public information about the Borrower and its related parties or their respective securities will be made available to the Credit Contact(s). The Credit Contacts identified must be able to receive such information in accordance with his/her institution's compliance procedures and applicable laws, including Federal and State securities laws.

Primary Credit Contact:

First Name:

Middle Name:

Last Name:

Title:

Street Address:

Suite/Mail Code:

City:

State:

Postal Code:

Country:

Office Telephone #:

Office Facsimile #:

Work E-Mail Address:

SyndTrak E-Mail Address:

Secondary Credit Contact:

First Name:

Middle Name:

Last Name:

Title:

Street Address:

Suite/Mail Code:

City:

State:

Postal Code:

Country:

Office Telephone #:

Office Facsimile #:

Work E-Mail Address:

SyndTrak E-Mail Address:

Additional SyndTrak User Access:

Enter E-Mail Addresses of any respective contact who should have access to SyndTrak below.

SyndTrak E-Mail Addresses:

CONFIDENTIAL

REV JULY 2015

Exhibit D-2 to Drop Down Credit Agreement – Form of Administrative Questionnaire

2

ADMINISTRATIVE QUESTIONNAIRE – (US DOLLAR ONLY)
CONFIDENTIAL

Primary Operations Contact:
First: MI: Last:
Title:
Street Address:
Suite/ Mail Code:
City: State:
Postal Code: Country:
Telephone: Facsimile:
E-Mail Address:
SyndTrak E-Mail Address:

Secondary Operations Contact:
First: MI: Last:
Title:
Street Address:
Suite/ Mail Code:
City: State:
Postal Code: Country:
Telephone: Facsimile:
E-Mail Address:
SyndTrak E-Mail Address:

Does Secondary Operations Contact need copy of notices? **YES** ☐ **NO** ☐

Letter of Credit Contact:
First: MI: Last:
Title:
Street Address:
Suite/ Mail Code:
City: State:
Postal Code: Country:
Telephone: Facsimile:
E-Mail Address:

Draft Documentation Contact or Legal Counsel:
First: MI: Last:
Title:
Street Address:
Suite/ Mail Code:
City: State:
Postal Code: Country:
Telephone: Facsimile:
E-Mail Address:

7. Lender's Fed Wire Payment Instructions:

Pay to:

Bank Name:
ABA #:
City: State:
Account #:
Account Name:
Attention:

8. Lender's Standby Letter of Credit, Commercial Letter of Credit, and Bankers' Acceptance Fed Wire Payment Instructions (if applicable):

Pay to:

Bank Name:
ABA #:
City: State:
Account #:
Account Name:
Attention:

Use Lender's Fed Wire Payment Instructions in Section #7 above? YES ☐ **NO** ☐

CONFIDENTIAL

REV JULY 2015

Exhibit D-2 to Drop Down Credit Agreement – Form of Administrative Questionnaire

3

ADMINISTRATIVE QUESTIONNAIRE – (US DOLLAR ONLY)
CONFIDENTIAL

9. Lender's Organizational Structure and Tax Status

Please refer to the enclosed withholding tax instructions below and then complete this section accordingly:

Lender Taxpayer Identification Number (TIN): __ __-__ __ __ __ __ __ __ __

Tax Withholding Form Delivered to Bank of America (check applicable one):

W-9 ☐ **W-8BEN** ☐ **W-8BEN-E** ☐ **W-8ECI** ☐ **W-8EXP** ☐ **W-8IMY** ☐

Tax Contact:
First: MI: Last:
Title:
Street Address:
Suite/ Mail Code:
City: State:
Postal Code: Country:
Telephone: Facsimile:
E-Mail Address:
SyndTrak E-Mail Address:

NON–U.S. LENDER INSTITUTIONS
1. Corporations:
If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner) or Form W-8BEN-E, b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI. It is also required on Form W-8BEN or Form W-8BEN-E for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. **An original tax form must be submitted.**

2. Flow-Through Entities
If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. **Original tax form(s) must be submitted**.

U.S. LENDER INSTITUTIONS:
If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). **Please be advised that we require an original form W-9**.

CONFIDENTIAL

REV JULY 2015

Exhibit D-2 to Drop Down Credit Agreement – Form of Administrative Questionnaire

4

ADMINISTRATIVE QUESTIONNAIRE – (US DOLLAR ONLY)
CONFIDENTIAL

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement. Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.

*Additional guidance and instructions as to where to submit this documentation can be found at this link:

Tax Form Tool Kit &
Mailing Instructions

10. Bank of America's Payment Instructions:

Pay to: Bank of America, N.A.
ABA # 026009593
New York, NY
Account #: 1292000883
Attn: Corporate Credit Services
Ref: Tesoro Logistics LP

CONFIDENTIAL

REV JULY 2015

Exhibit D-2 to Drop Down Credit Agreement – Form of Administrative Questionnaire

EXHIBIT E

[Reserved]

Exhibit E to Drop Down Credit Agreement – Form of Solvency Certificate

EXHIBIT F-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of January 29, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tesoro Logistics LP, a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.
Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:_____________________________________
Name:
Title:
Date: ________ __, 20[ ]

Exhibit F-1 to Drop Down Credit Agreement – Form of U.S. Tax Compliance Certificate

EXHIBIT F-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement, dated as of January 29, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tesoro Logistics LP, a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.
Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:_____________________________________
Name:
Title:
Date: ________ __, 20[ ]

Exhibit F-2 to Drop Down Credit Agreement – Form of U.S. Tax Compliance Certificate

EXHIBIT F-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement, dated as of January 29, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tesoro Logistics LP, a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.
Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:_____________________________________
Name:
Title:
Date: ________ __, 20[ ]

Exhibit F-3 to Drop Down Credit Agreement – Form of U.S. Tax Compliance Certificate